OFFICERS’ CERTIFICATE
OF
HARLEY-DAVIDSON FINANCIAL SERVICES, INC.
Pursuant to Sections 2.02 and 3.01 of the Indenture
Dated as of June 11, 2024
Reference is made to the Indenture, dated as of December 18, 2020 (the “Indenture”), among Harley-Davidson Financial Services, Inc. (the “Company”), Harley-Davidson Credit Corp. (the “Guarantor”) and Citibank, N.A., as trustee (the “Trustee”). Terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.
Pursuant to Sections 2.02 and 3.01 of the Indenture, the undersigned, David Viney and Susan Paskvan, in their respective capacities as Vice President and Treasurer of the Company and Vice President and Chief Financial Officer of the Company, hereby certify that:
(1)    There is hereby established a new series of Debt Securities under the Indenture titled 5.950% Medium-Term Notes due 2029 (the “Notes”).
(2)    The Notes shall be in substantially the form of Exhibit A hereto.
(3)    The Notes, as authenticated and delivered, shall have the terms set forth in Exhibit A hereto (which terms are incorporated herein by reference and deemed to be set forth herein in full) and the terms set forth or established pursuant to the Indenture and the offering memorandum and the pricing supplement, both dated as of June 6, 2024, relating to the Notes (together referred to as the “Offering Memorandum”), attached hereto as Exhibit B (which terms are incorporated herein by reference and deemed to be set forth herein in full); provided, however, that in the event of a conflict between the provisions of the Notes and the Offering Memorandum, the provisions of the Notes shall prevail.
(4)    All conditions precedent provided for in the Indenture relating to the authentication and delivery of the Notes in such form have been complied with, assuming due authorization and delivery by the Trustee.
(5)    All instruments furnished to the Trustee conform to the requirements of the Indenture and constitute sufficient authority under the Indenture for the Trustee to authenticate and deliver the Notes.

In connection with the foregoing, each of the undersigned officers of the Company further states that they have read the Indenture, including the provisions of the Indenture governing the authentication and delivery of the Notes, and have examined the originals, or copies identified to their satisfaction, of the Notes, such corporate records of the Company and the Guarantor, the Company Order delivered by the Company to the Trustee pursuant to Section 2.02 of the Indenture and such other documents and certificates as they have deemed necessary as a basis for the opinions expressed below. In all such examinations, the undersigned have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted as originals and the conformity with the originals of all documents submitted as copies.
The undersigned believe that the foregoing examination and investigation are sufficient to enable them to express an informed opinion as to whether or not the covenants and conditions precedent to the authentication and delivery of the Notes and the execution and delivery of the Indenture have been complied with or satisfied, and in their opinion, such conditions or covenants have been complied with and satisfied.
[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned officers of the Company has affixed such officer’s signature as of the date first set forth above.

/s/David Viney
Name: David Viney
Title: Vice President and Treasurer of Harley-Davidson Financial Services, Inc.

/s/Susan Paskvan
Name: Susan Paskvan
Title: Vice President and Chief Financial Officer of Harley-Davidson Financial Services, Inc.
[HDFS Officers’ Certificate Pursuant to Sections 2.02 and 3.01 of the Indenture]

Exhibit A
to
Officers’ Certificate Pursuant to Sections 2.02 and 3.01 of the Indenture
Form of Note
[See Attached]

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.
5.950% MEDIUM-TERM NOTES DUE 2029
Fully and Unconditionally Guaranteed by Harley-Davidson Credit Corp.
THIS SECURITY IS A GLOBAL DEBT SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL DEBT SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL DEBT SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND, ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION

DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
THE HOLDER OF THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.
5.950% MEDIUM-TERM NOTES DUE 2029
Fully and Unconditionally Guaranteed
by Harley-Davidson Credit Corp.
No. A001                        Principal Amount $456,126,000

CUSIP No. 41283L BB0
ISIN US41283LBB09                    as revised by the Schedule of
Common Code No. 284206401             Increases or Decreases in Global
Issue Price:    99.842%                Note attached hereto
Original Issue Date: June 11, 2024

[X] Fixed Rate
Interest Rate: 5.950%
[ ] Floating Rate
Interest Rate Basis:

Maturity Date: June 11, 2029 Index Maturity:
[ ] Original Issue Discount Note
Total Amount of OID:
Yield to Maturity: %
Initial Accrual Period OID:
     CD Rate    Specified Currency (if other than U.S. dollars): N/A

     CMT Rate
[ ] CMT Reuters Page FRBCMT: [ ] CMT Reuters Page FEDCMT:
     Commercial Paper Rate
     Federal Funds

Option to Receive Payments In Specified Currency (non-U.S. dollar denominated Note): N/A

Authorized Denomination: Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof
     Prime Rate    Place of Payment: (if other than as set forth in the Indenture): N/A

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     Treasury Rate
     Other
Spread (Plus or Minus)    Initial Redemption Date: Initial Redemption Percentage:
Annual Redemption Percentage Reduction: Repayment Date:
Spread Multiplier:    %        Renewable: [ ] Yes     [ ] No Extendable: [ ] Yes    [ ] No
Interest Category:
[ ] Regular Floating Rate Note
[ ] Floating Rate/Fixed Rate Note
Fixed Rate Commencement Date: Fixed Interest Rate    %
[ ] Inverse Floating Rate Note
Initial Interest Reset Date:
Interest Reset Dates:
Interest Payment Dates (in the case of a Floating Rate Note and, in the case of a Fixed Rate Note, other than as set forth below): N/A
Regular Record Dates (if other than as set forth below): N/A
Interest Determination Dates (if other than as set forth below): N/A
Additional Amounts applicable for Company:
[ ] Yes
[X] No
Additional Amounts applicable for Guarantor:
[ ] Yes
[X] No
Final Maturity Date:

Initial Interest Rate
Maximum Interest Rate    % Minimum Interest Rate    %

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Addendum Attached                         Other Provisions:
[ ] Yes
[X] No
Authorized Denomination (only if non-U.S.
dollar denominated Note): N/A

Calculation Agent (if other than the Trustee):
N/A

Interest Payment Period: N/A

Harley-Davidson Financial Services, Inc., a corporation duly organized under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Amount specified above, as revised by the Schedule of Increases or Decreases in Global Note attached hereto, on the Maturity Date specified above and to pay to the registered holder of this Note (the “Holder”) interest on said Principal Amount at a rate per annum specified above and upon the terms provided below under either the heading “Provisions Applicable to Fixed Rate Notes Only” or “Provisions Applicable to Floating Rate Notes Only”.
This Note is one of the Company’s duly authorized issue of notes in the series titled 5.950% Medium-Term Notes due 2029 (herein referred to as the “Notes”), all issued or to be issued under an indenture, dated as of December 18, 2020 (as may be supplemented from time to time, the “Indenture”), among the Company, Harley-Davidson Credit Corp. (the “Guarantor”) and Citibank, N.A., as trustee (the “Trustee”), which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes of this series are limited (except as otherwise provided in the Indenture) to the aggregate principal amount established from time to time by the Company’s Board of Directors (as defined in the Indenture). The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture. The Notes of this series may be subject to redemption upon notice and in accordance with the provisions of this Note and the Indenture. The Company and the Guarantor may defease the Notes of this series in accordance with the provisions of the Indenture.
To secure the due and punctual payment of principal, any premium, any interest and Additional Amounts (as defined in the Indenture) on this Note by the Company under the Indenture, when and as the same shall become due and payable, whether at the Maturity Date, by declaration of acceleration, call for redemption or otherwise, the Guarantor has unconditionally guaranteed this Note pursuant to the terms of the Guarantee endorsed hereon and in Article Sixteen of the Indenture (the “Guarantee”).

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As used herein, the term “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York; provided, however, that if a Specified Currency is specified above, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing such Specified Currency or, if such Specified Currency is the Euro, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.
“Principal Financial Center” means, unless otherwise provided in this Note, the capital city of the country issuing the Specified Currency; except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” will be the City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Johannesburg and Zurich, respectively.
Provisions Applicable To Fixed Rate Notes Only:
If the “Fixed Rate” line above is checked, unless otherwise specified above, the Company will pay interest semiannually on June 11 and December 11 of each year (each such date fixed for the payment of interest, an “Interest Payment Date”) commencing on December 11, 2024, and ending on the Maturity Date or upon earlier redemption or repayment to the person to whom principal is payable. Interest shall accrue from the Original Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for on this Note to, but excluding, the next following Interest Payment Date, Maturity Date, or earlier date of redemption or repayment, as the case may be. Interest on Fixed Rate Notes will be computed by the Company on the basis of a 360-day year consisting of twelve 30-day months.
If any Interest Payment Date or the Maturity Date (or the date of earlier redemption or repayment) of this Fixed Rate Note falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date (or the date of earlier redemption or repayment), as the case may be.
Provisions Applicable To Floating Rate Notes Only:
If the “Floating Rate” line above is checked, the Company will pay interest on the Interest Payment Dates shown specified above at the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date specified above and thereafter at a rate determined in accordance with the provisions hereinafter set forth under the headings “Determination of CD Rate”, “Determination of CMT Rate”, “Determination of Commercial Paper Rate”, “Determination of Federal Funds Rate”, “Determination of Prime Rate”, or “Determination of Treasury Rate”, depending on whether the Interest Rate Basis is the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate, the Prime Rate, the Treasury Rate or other Interest Rate Basis.
An interest payment shall be the amount of interest accrued from and including the Original Issue Date, or from and including the last Interest Payment Date to which interest has

6

been paid, to, but excluding, the next following Interest Payment Date, Maturity Date, or date of earlier redemption or repayment, as the case may be (an “Interest Period”). Notwithstanding any provision herein to the contrary, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above.
If any Interest Payment Date for any Floating Rate Note, other than an Interest Payment Date at maturity, would fall on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day, and interest will continue to accrue to the following Business Day. If the Maturity Date (or date of earlier redemption or repayment) of any Floating Rate Note would fall on a day that is not a Business Day, the payment of interest and principal (and premium, if any) may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity Date (or the date of earlier redemption or repayment).
Commencing with the first Interest Reset Date specified above following the Original Issue Date, the rate at which interest on this Note is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as specified above under “Interest Reset Dates”.
The interest rate borne by this Note will be determined as follows:
(1)Unless the Interest Category of this Note is specified above as a “Floating Rate/Fixed Rate Note” or an “Inverse Floating Rate Note” or in the event either “Other Provisions” or an Addendum hereto applies, in each case, relating to a different interest rate formula, this Note shall be designated as a “Regular Floating Rate Note” and, except as set forth below or specified above under “Other Provisions” or in an Addendum hereto, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; in each case as specified above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified above; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.
(2)If the Interest Category of this Note is specified above as a “Floating Rate/Fixed Rate Note” then, except as set forth below or specified above under “Other Provisions” or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on, and including, the Fixed Rate Commencement Date specified above to the Maturity Date (or date of earlier redemption or repayment) shall be the Fixed Interest Rate specified above or, if no Fixed Interest Rate is so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

7

(3)If the Interest Category of this Note is specified above as an “Inverse Floating Rate Note” then, except as set forth below or specified above under “Other Provisions” or in an Addendum hereto, this Note shall bear interest at (a) the Fixed Interest Rate specified above minus (b) the rate determined by reference to the applicable Interest Rate Basis or Bases:
1.plus or minus the applicable Spread, if any, and/or
2.multiplied by the applicable Spread Multiplier, if any, in each case as specified above;
provided, however, that, unless otherwise specified above under “Other Provisions” or in an Addendum hereto, the interest rate hereon shall not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset on each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate set forth above.
The “Spread” is the number of basis points (one basis point equals one-hundredth of a percentage point) specified above to be added to or subtracted from the Interest Rate Basis for a Floating Rate Note, and the “Spread Multiplier” is the percentage specified above by which the Interest Rate Basis for such Floating Rate Note will be multiplied. Both a Spread and/or a Spread Multiplier may be applicable to the Interest Rate Basis for a particular Floating Rate Note, as set forth above.
Each such adjusted Interest Rate Basis shall be applicable on and after the Interest Reset Date to which it relates but not including the next succeeding Interest Reset Date. If any Interest Reset Date is a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day. In addition, if the Treasury Rate is the applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then the Interest Reset Date will be postponed to the next succeeding Business Day. Subject to applicable provisions of law (including usury laws) and except as specified in this Note, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.
With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount thereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period or from the last date from which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the cases of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and Prime Rate Notes or by the actual number of days in the year, in the cases of CMT Rate Notes and Treasury Rate Notes. The interest rate applicable to any day that is an Interest Reset Date will be the interest rate effective on such Interest Reset Date. The interest rate applicable to any other day will be the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate, as specified above).

8

The “Calculation Date”, where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or the Maturity Date (or the date of earlier redemption or repayment), as the case may be.
For Floating Rate Notes, Citibank, N.A. shall be the calculation agent unless another calculation agent is specified above (the “Calculation Agent”). As Calculation Agent, Citibank,
N.A. shall have all of the rights, protections, immunities and indemnities provided to it as Trustee under the Indenture, unless a calculation agency agreement is entered into, in which case, such agreement would control. The interest rate applicable to each interest period will be determined by the Calculation Agent on or prior to the applicable Calculation Date. At the request of the Holder, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date.
All percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).
Determination of CD Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the CD Rate, unless otherwise specified above, the “CD Rate” for each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a “CD Interest Determination Date”) and shall be the rate on the applicable CD Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified above as published in H.15(519) (as defined below) on such CD Interest Determination Date under the heading “CDs (secondary market)”. If the rate referred to in the preceding sentence is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the CD Rate shall be the rate on the applicable CD Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified above as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”. If the rate referred to in the preceding sentence is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the CD Rate shall be the rate on the applicable CD Interest Determination Date calculated by the Calculation Agent on the Notes as the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on the applicable CD Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in the City of New York (which may include an agent or its affiliates) selected by the Company for negotiable United States dollar certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified above in an amount that is representative for a single transaction in that market at that time. If the dealers selected by the Company as provided in the preceding sentence are not quoting as mentioned in such sentence, the CD Rate shall be the CD Rate in effect on the applicable CD Interest Determination Date.

9

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.
“H.15 Daily Update” means the daily update of H.15(519), available through the world- wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.
Determination of CMT Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the CMT Rate, unless otherwise specified above, the “CMT Rate” for each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a “CMT Interest Determination Date”) and shall be, if “CMT Reuters Page FRBCMT” is specified above, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, as the yield is displayed on Reuters, Inc. (or any successor or similar service), on page FRBCMT (or any other page as may replace the specified page on that service under the caption “Treasury Constant Maturities”) (“Reuters Page FRBCMT”). If the rate referred to in the preceding sentence does not appear on Reuters Page FRBCMT, the CMT Rate for such CMT Interest Determination Date will be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, and for the applicable CMT Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities”. In the event the rate referred to in the preceding sentence does not appear in H.15(519), then the CMT Rate for such CMT Interest Determination Date will be the rate on the applicable CMT Interest Determination Date for the period of the Index Maturity specified above, as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519). In the event the rate referred to in the preceding sentence is not published, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield-to- maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the applicable CMT Interest Determination Date of three leading primary United States government securities dealers in the City of New York, which may include an agent of the Company or such agent’s affiliates (each a “Reference Dealer”), selected by the Company (from five Reference Dealers selected by the Company and eliminating the highest quotation (or, in the event of equality, one of the highest), and the lowest quotation (or, in the event of equality, one of the lowest)), for United States Treasury securities with an original maturity equal to the Index Maturity specified above, a remaining term to maturity no more than one year shorter than the Index Maturity specified above and in a principal amount that is representative for a single transaction in the securities in the market at that time. If fewer than five but more than two of the prices referred to in the above sentence are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations shall be eliminated; provided, however, that if fewer than three prices referred to above are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the applicable CMT Interest Determination Date of three Reference Dealers selected by the Company from five Reference Dealers selected by the Company and

10

eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the Index Maturity specified above, and a remaining term to maturity closest to the Index Maturity specified above, and in a principal amount that is representative for a single transaction in the securities in the market at that time. However, if fewer than five but more than two prices referred to above are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations will be eliminated. If fewer than three prices referred to above are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be the CMT Rate in effect on the applicable CMT Interest Determination Date. If the CMT Reuters Page FEDCMT is specified above, the CMT Rate for such CMT Interest Determination Date will be a percentage equal to the one-week or one- month, as specified above, and will be the average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, as the yield is displayed on Reuters, Inc. (or any successor service) on page FEDCMT (or any other page as may replace that specified page on that service) (“Reuters Page FEDCMT”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Interest Determination Date falls. If the rate referred to in the preceding sentence does not appear on Reuters Page FEDCMT, then the CMT Rate for such CMT Interest Determination Date will be a percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, and for the week or month, as applicable, preceding the applicable CMT Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities”. If the rate referred to in the preceding sentence does not appear in H.15(519), then the CMT Rate for such CMT Interest Determination Date will be the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Interest Determination Date falls. If the Federal Reserve Bank of New York does not publish the rate referred to above, the rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the applicable CMT Interest Determination Date of three Reference Dealers selected by the Company (from five Reference Dealers selected by the Company and eliminating the highest quotation (or, in the event of equality, one of the highest), and the lowest quotation (or, in the event of equality, one of the lowest)), for United States Treasury securities with an original maturity equal to the Index Maturity specified above, and a remaining term to maturity no more than one year shorter than the Index Maturity specified above, and in a principal amount that is representative for a single transaction in the securities in the market at that time. If fewer than five but more than two of the prices referred to above are provided as requested, the rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations shall be eliminated. If fewer than three prices referred to above are provided as requested, the rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of

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approximately 3:30 p.m., New York City time, on the applicable CMT Interest Determination Date of three Reference Dealers selected by the Company (from five Reference Dealers selected by the Company and eliminating the highest quotation or (in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for United States Treasury securities with an original maturity greater than the Index Maturity specified above, and a remaining term to maturity closest to the Index Maturity specified above and will be in a principal amount that is representative for a single transaction in the securities in the market at that time. If fewer than five but more than two prices referred to above are provided as requested, the rate will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations will be eliminated, or if fewer than three prices referred to above are provided as requested, the CMT Rate will be the CMT Rate in effect on the applicable CMT Interest Determination Date. If two United States Treasury securities with an original maturity greater than the Index Maturity as specified above have remaining terms to maturity equally close to the Index Maturity specified above, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.
Determination of Commercial Paper Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the Commercial Paper Rate, unless otherwise specified above, the “Commercial Paper Rate” for each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a “Commercial Paper Interest Determination Date”) and shall be the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity as indicated above, as such rate shall be published in H.15(519) under the caption “Commercial Paper-Nonfinancial”. In the event that such rate is not published prior to 3:00 p.m., New York City time, on the applicable Calculation Date, then the Commercial Paper Rate shall be calculated by the Calculation Agent as the Money Market Yield of the Commercial Paper Rate on the applicable Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified above, published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper-Nonfinancial”. If by 3:00 p.m., New York City time, on the applicable Calculation Date, such rate is not yet published as provided in the preceding sentence, then the Commercial Paper Rate on the applicable Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, on the applicable Commercial Paper Interest Determination Date of three leading dealers of United States dollar commercial paper in the City of New York, which may include an agent of the Company or such agent’s affiliates, selected by the Calculation Agent for commercial paper having the Index Maturity specified above, placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers selected as aforesaid by the Company are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on the applicable Commercial Paper Interest Determination Date.
“Money Market Yield” shall be a yield calculated in accordance with the following formula and expressed as a percentage:

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Money market yield =    D X 360    X 100
360 - (D X M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the interest period for which interest is being calculated.
Determination of Federal Funds Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to the Federal Funds Rate, unless otherwise specified above, the “Federal Funds Rate” with respect to each Interest Reset Date will be determined by the Calculation Agent as of the first Business Day prior to such Interest Reset Date (a “Federal Funds Interest Determination Date”) and shall be the rate on that date for United States dollar Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective)”, as displayed on Reuters, Inc. (or any successor service) on page FEDFUND01 (or any other page as may replace the applicable page on that service) (“Reuters Page FEDFUND01”) or, if such rate does not appear on Reuters Page FEDFUND01, or is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the rate on the applicable Federal Funds Interest Determination Date for United States dollar Federal Funds will be the rate on such Federal Funds Interest Determination Date as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”. If such rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the Federal Funds Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds arranged by three leading brokers of United States dollar Federal Funds transactions in the City of New York, which may include an agent of the Company or such agent’s affiliates, selected by the Company before 9:00 a.m., New York City time, on the applicable Federal Funds Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on the applicable Federal Funds Interest Determination Date.
Determination of Prime Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the Prime Rate, unless otherwise specified above, the “Prime Rate” with respect to each Interest Reset Date will be determined by the Calculation Agent as of the first Business Day prior to such Interest Reset Date (a “Prime Interest Determination Date”) and shall be the rate set forth on such date as published in H.15(519) under the caption “Bank Prime Loan”, or if not so published prior to 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate. will be as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption “Bank Prime Loan”, or if not so published prior to 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the particular bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on the applicable Prime Interest Determination Date. If fewer than four such rates are so published by 3:00 p.m., New York City time, on the applicable Calculation Date as shown on the Reuters Screen US PRIME 1 Page for the Prime Interest Determination Date, the Prime Rate will be determined by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Prime Interest Determination Date by three major banks, which may include an agent of the Company or such agent’s affiliates, in the City of New York selected by the Company. However, if the banks selected by the Company are not quoting as mentioned in the preceding sentence, the Prime Rate will be the Prime Rate in effect on the applicable Prime Interest Determination Date.
“Reuters Screen US PRIME 1 Page” means the display on the Reuter Money 3000 Service or any successor service on the “US PRIME 1 Page” or other page as may replace US PRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.
Determination of Treasury Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to the Treasury Rate, unless otherwise specified above, the “Treasury Rate” for each Interest Reset Date will be the rate from the auction held on the applicable Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity, as specified above, as published under the caption “INVESTMENT RATE” on the display on Reuters, Inc. or any successor or similar service on page USAUCTION 10 or any other page as may replace page USAUCTION 10 on that service (“Reuters Page USAUCTION 10”) or page USAUCTION 11 on that service (“Reuters Page USAUCTION 11”), or, if the rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Treasury Rate Determination Date (as defined below), the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in
H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”, or, if the rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Treasury Rate Determination Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury, or, if the rate is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Treasury Rate Determination Date of Treasury Bills having the Index Maturity specified above, published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or, if the rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Treasury Rate Determination Date, the rate on the applicable Treasury Rate Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. In the event that the results of the auction of Treasury Bills having the applicable Index Maturity specified above are not published or reported, as provided above, by 3:00 p.m., New York City time, on the applicable Calculation Date or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate on the applicable Treasury Rate Determination Date shall be calculated by the Calculation Agent and shall be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Treasury Rate Determination Date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified above;

provided, however, that if the dealers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on the applicable Treasury Rate Determination Date.
The “Treasury Rate Determination Date” for any Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury Bills would normally be auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.
“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:
Bond Equivalent Yield =    D X N    X 100
360 - (D X M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal; “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.
Provisions Applicable To Both Fixed Rate Notes And Floating Rate Notes:
The interest so payable on any Interest Payment Date will, subject to certain exceptions in the Indenture hereinafter referred to, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date (as defined below) immediately preceding such Interest Payment Date or, if the Interest Payment Date is the Maturity Date or the date of earlier redemption or repayment, to the person in whose name this Note is registered at the close of business on the Maturity Date or such earlier date of redemption or repayment; provided, however, that if the Original Issue Date is between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, interest for the period from and including the Original Issue Date to, but excluding, the Interest Payment Date relating to such Regular Record Date shall be paid on the next succeeding Interest Payment Date to the person in whose name this Note is registered on the close of business on the Regular Record Date preceding such Interest Payment Date. If this Note bears interest at a Fixed Rate, as specified above, unless otherwise specified above, the “Regular Record Date” with respect to any Interest Payment Date shall be the 31st day of May and the 30th day of November, whether or not a Business Day, immediately preceding the related Interest Payment Date. If this Note bears interest at a Floating Rate, as specified above, the “Regular Record Date” with respect to any Interest Payment Date shall be the fifteenth calendar day next preceding such Interest Payment Date, whether or not such date shall be a Business Day.
Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date or any earlier redemption or repayment date will be made in immediately available funds upon presentation and surrender of this Note; provided, however, that if a Specified Currency is specified above and such payment is to be made in such Specified
Currency in accordance with the provisions set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the Holder hereof at least 15 calendar days prior to the Maturity Date or such earlier redemption or repayment date, as the case may be, provided that such bank has appropriate facilities therefor and that this Note is presented and surrendered at the Place of Payment specified above in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date, other than the Maturity Date or any earlier redemption or repayment date, will be made at the Place of Payment specified above.
Whenever in this Note or in the Indenture there is a reference, in any context, to the payment of the principal of, or interest, if any, on, or in respect of, the Notes, such payment shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such payment pursuant to the provisions hereof or thereof and express mention of the payment of Additional Amounts (if applicable) in any provision hereof or thereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.
The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in United States dollars or, if a Specified Currency is indicated above, in such Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts of the country issuing such currency or, in the case of the Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty Establishing the European Community, as amended by the Treaty on European Union, such other currency which is then such legal tender in such country or in the adopting member states of the European Union, as the case may be). If a Specified Currency is specified above, except as otherwise provided below, any such amounts so payable by the Company will be converted by a New York clearing house bank designated by the Company (the “Exchange Rate Agent”) into United States dollars for payment to the Holder of this Note.
If a Specified Currency is specified above, the Holder of this Note may elect to receive any amount payable hereunder in such Specified Currency. If the Holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in such Specified Currency, any United States dollar amount to be received by the Holder of this Note will be based on the highest bid quotation in the City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.

If a Specified Currency is specified above, the Holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in such Specified Currency by submitting a written request for such payment to the Trustee at the Place of Payment on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date (or any earlier redemption or repayment date), as the case may be. Such written request may be mailed or hand delivered or sent by facsimile transmission. The Holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date (or any earlier redemption or repayment date), as the case may be.
If a Specified Currency is specified above and the Holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in such Specified Currency, but such Specified Currency is not available for such payment due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) determined by the Exchange Rate Agent on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date on which such payment is due. The “Market Exchange Rate” for the Specified Currency means the noon dollar buying rate in the City of New York for cable transfers of the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made in United States dollars under such circumstances shall not constitute an Event of Default (as defined in the Indenture).
All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.
In case an Event of Default (as defined in the Indenture) with respect to Notes of this series shall occur and be continuing, the principal amount (or, if the Note is an Original Issue Discount Note, such lesser portion of the principal amount as may be applicable) of the Notes of this series may be declared due and payable, and, with respect to certain Events of Default, shall automatically become due and payable, in each case in the manner and with the effect provided in the Indenture. If this Note is an Original Issue Discount Note, in the event of an acceleration of the Maturity Date hereof, the amount payable to the Holder of this Note upon such acceleration will be determined by this Note but will be an amount less than the amount payable at the Maturity Date of this Note.
The Indenture permits, with certain exceptions as therein provided, the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Debt Securities (as defined in the Indenture) of each series to be affected by such modification under the Indenture at any time by the Company and the Guarantor with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Debt

Securities (as defined in the Indenture) of each series to be affected by such modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Debt Securities of each series, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.
This Note is issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof or other Authorized Denomination specified above.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered in the Debt Security Register (as defined in the Indenture) of this series upon surrender of this Note for registration of transfer at the Place of Payment specified above, duly endorsed by or accompanied by, a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon a new Note or Notes of this series of Authorized Denomination and for the same aggregate principal amount, with the Guarantee endorsed thereon, will be issued to the designated transferee or transferees.
No service charge shall be made for any such registration of transfer, exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
The Trustee, and any agent of the Company or the Trustee may treat the person in whose name this Note is registered in the Debt Security Register as the owner of this Note for all purposes (other than for the determination of any Additional Amounts payable) and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.
Prior to May 11, 2029 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and
(2)100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

If any redemption date falls on a day that is not a Business Day, the related payment of the redemption price and interest will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day. “Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on
H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility in calculating the redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depository’s procedures) at least 10 days but not more than 60 days before the redemption date to the Holder hereof in accordance with Section 15.03 of the Indenture, except that redemption notices may be provided more than 60 days prior to the redemption date if the notice is issued in connection with the defeasance or discharge of the Notes and/or the Indenture. Notwithstanding anything to the contrary in the foregoing, notice of any redemption to the Holder hereof may, in the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption will describe each such condition and, if applicable, will state that, in the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed.
In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depository, the redemption of the Notes shall be done in accordance with the policies and procedures of the Depository.
Unless the Company defaults in the payment of the redemption price on and after the redemption date, interest will cease to accrue on the principal amount of this Note called for redemption.
This Note will not be subject to, or have the benefit of, any sinking fund.
Subject to Article Thirteen of the Indenture, if an HDI Change of Control Triggering Event (as defined below) occurs, unless the Company has exercised its option to redeem this Note as described above, the Company will be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes on the terms set forth herein. In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”).

Subject to Article Thirteen of the Indenture, within 30 days following any HDI Change of Control Triggering Event or, at the Company’s option, prior to any HDI Change of Control (as defined below), but after public announcement by HDI (as defined below) of the transaction that constitutes, or would constitute upon consummation thereof, an HDI Change of Control, a notice will be delivered to Holders of the Notes describing the transaction that constitutes, or would constitute upon consummation thereof, the HDI Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice. Such date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered, other than as may be required by law (the “Change of Control Payment Date”). The notice will, if delivered prior to the date of consummation of the HDI Change of Control, state that the offer to purchase is conditioned on the HDI Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
If any Change of Control Payment Date falls on a day that is not a Business Day, the related payment of the Change of Control Payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.
On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions of Notes properly tendered and not validly withdrawn pursuant to the Change of Control Offer; (ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all such Notes or portions of Notes properly tendered and not validly withdrawn; and (iii) deliver or cause to be delivered to the Trustee such Notes properly accepted together with a Company Officers’ Certificate (as defined in the Indenture) stating the aggregate principal amount of such Notes or portions of Notes being repurchased.
The Company will not be required to comply with the obligations relating to repurchasing the Notes if a third-party instead satisfies them.
The Company must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations applicable to the repurchase of the Notes. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such compliance.
If Holders of not less than 95% in aggregate principal amount of the outstanding Notes properly tender and do not validly withdraw such amount of the Notes in a Change of Control Offer, and the Company, or any third-party making an offer to purchase the Notes in connection with an HDI Change of Control Triggering Event in lieu of the Company, purchase such amount of the Notes properly tendered and not validly withdrawn by such Holders, then the Company will have the right, upon notice described above, given not more than 30 days following the Change of Control Payment Date, to redeem all (but not less than all) of the Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date

(subject to the right of Holders of record as of the close of business on the relevant Regular Record Date to receive interest on the applicable Interest Payment Date). If the redemption date falls on a day that is not a Business Day, the related payment of the redemption price and interest will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day. For purposes of the Change of Control Offer provisions of the Notes, the following terms will be applicable:
“Below Investment Grade Rating Event” means the Notes cease to be rated an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period after the earlier of (1) the occurrence of an HDI Change of Control and (2) the first public announcement by Harley-Davidson, Inc. (“HDI”) of the intention of HDI to effect an HDI Change of Control (which 60-day period will be extended for so long as any of the Rating Agencies has publicly announced that it is considering a possible downgrade of the rating of the notes of such series); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular HDI Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of HDI Change of Control Triggering Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Company in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable HDI Change of Control (whether or not the applicable HDI Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Trustee has no obligation to monitor the ratings of the Notes for purposes of determining the occurrence of a Below Investment Grade Rating Event.
“Fitch” means Fitch Ratings, Inc. and its successors.
“HDI Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than HDI or one of its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of HDI or other Voting Stock into which the Voting Stock of HDI is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or
(2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation or as a pledge for security purposes only), in one or a series of related transactions, of all or substantially all of the assets of HDI and the assets of the subsidiaries of HDI, taken as a whole, to one or more “persons” (as that term is defined in the Indenture), other than HDI or one of its subsidiaries and other than any such transaction or series of related transactions where holders of Voting Stock of HDI outstanding immediately prior thereto hold voting stock of the transferee person representing a majority of the voting power of the transferee person’s voting stock immediately after giving effect thereto. Notwithstanding the foregoing, a transaction will not be deemed to be an HDI Change of Control if (1) HDI becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of HDI immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. “HDI Change of Control Triggering Event” means the occurrence of both an HDI Change of Control and a Below Investment Grade Rating Event.
Notwithstanding anything to the contrary, no HDI Change of Control Triggering Event will be deemed to have occurred in connection with any particular HDI Change of Control unless and until such HDI Change of Control has actually been consummated.
“Investment Grade Rating” means a rating equal to or higher than Baa3 by Moody’s (or its equivalent under any successor rating category of Moody’s), BBB− by S&P (or its equivalent under any successor rating category of S&P) and BBB− by Fitch (or its equivalent under any successor rating category of Fitch), and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Rating Agencies” means (1) each of Moody’s, S&P and Fitch, and (2) if any of Moody’s, S&P or Fitch (or in each case any replacement thereof appointed pursuant to this definition) ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined under Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Moody’s, S&P and/or Fitch, as the case may be; provided that the Company shall give notice of any such replacement to the Trustee.
“S&P” means S&P Global Ratings, a division of S&P Global Inc. and its successors.
“Voting Stock” means, with respect to any specified “person” (as that term is used in
Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

In lieu of Section 5.05 of the Indenture, the following covenant shall apply:
Limitation on Liens. The Company and the Guarantor will not, nor will they permit any Subsidiary (as defined in the Indenture) of the Company or the Guarantor to, issue or assume any Indebtedness (as defined in the Indenture) secured by a Lien (as defined in the Indenture) upon any Property (as defined in the Indenture) (now owned or hereinafter acquired) of the Company or the Guarantor or any such Subsidiary without in any such case effectively providing concurrently with the issuance or assumption of any such Indebtedness that the Notes (together with, if the Company or the Guarantor shall so determine, any other Indebtedness of the Company or the Guarantor or any such Subsidiary ranking equally with the Notes then existing or thereafter created) shall be secured equally and ratably with such Indebtedness. The restrictions set forth in the immediately preceding sentence will not, however, apply if the aggregate amount of Indebtedness issued or assumed by the Company, the Guarantor or such Subsidiaries and so secured by Liens, together with all other Indebtedness of the Company, the

Guarantor or such Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to such restrictions, but not including Indebtedness permitted to be secured under clauses (i) through (xv) of the immediately following paragraph, does not at the time such secured Indebtedness is incurred exceed 15% of the applicable Consolidated Net Tangible Assets (as defined in the Indenture).
The restrictions set forth above shall not apply to Indebtedness secured by:
(1)Liens existing on the date of the original issuance of the Notes;
(2)Liens on any Property of any company existing at the time such company becomes a Subsidiary of the Company or the Guarantor, which Liens are not created in contemplation of such company becoming a Subsidiary of the Company or the Guarantor;
(3)Liens on any Property existing at the time such Property is acquired by the Company, the Guarantor or a Subsidiary of the Company or the Guarantor, or Liens to secure the payment of all or any part of the purchase price of such Property upon the acquisition of such Property by the Company, the Guarantor or a Subsidiary of the Company or the Guarantor or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such Property and the date such Property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Liens to secure any Indebtedness incurred for the purpose of financing the cost to the Company, the Guarantor or a Subsidiary of the Company or the Guarantor of improvements to such acquired Property or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of construction of the Property subject to such Liens;
(4)Liens securing any Indebtedness of the Company, a Subsidiary of the Company or the Guarantor owing to the Company, the Guarantor or to another Subsidiary of the Company or the Guarantor;
(5)Liens created in connection with a securitization or other asset-based financing;
(6)Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith;
(7)statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith;
(8)Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds;
(9)Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of the Company, the Guarantor or any of their respective Subsidiaries;

(10)Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Company, the Guarantor or any of their respective Subsidiaries;
(11)Liens arising from leases, subleases or licenses granted to others which do not interfere in any material respect with the business of the Company, the Guarantor or any of their respective Subsidiaries;
(12)any interest or title of the lessor in the Property subject to any operating lease (as determined in accordance with GAAP as in effect as of December 1, 2018), entered into by the Company, the Guarantor or any of their respective Subsidiaries in the ordinary course of business;
(13)Liens, if any, in connection with any sale/leaseback transaction;
(14)Liens on assets pledged in respect of Indebtedness that has been redeemed, defeased and/or discharged in accordance with the provisions thereof through the deposit of cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness); and
(15)any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (i) - (xiv); provided, however, that such new Lien is limited to the Property (or type of Property) which was subject to the prior Lien immediately before such extension, renewal or replacement, and provided, further, that the principal amount of Indebtedness secured by the prior Lien immediately before such extension, renewal or replacement is not increased.
In lieu of Section 7.01(f) and Section 7.01(i) of the Indenture, each of the following, respectively, shall constitute an Event of Default with respect to the Notes:
(6)any event of default by the Company, the Guarantor or any of their respective Subsidiaries as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company, the Guarantor or any of their respective Subsidiaries, as the case may be, whether such Indebtedness now exists or shall hereafter be created, resulting in such Indebtedness in a principal amount of at least $150,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled within a period of 30 days after there has been given, by overnight courier, registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; and
(a)final judgment of money in excess of $150,000,000 (not covered by third-party insurance), singularly or in the aggregate, shall be rendered against the Company or the Guarantor or any of their respective Material Subsidiaries (as defined in the Indenture) and shall remain undischarged and unstayed for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final.

The Company may “reopen” a previously issued tranche of Notes and issue additional Notes of such tranche or establish additional terms of such tranche or issue notes with the same terms as previously issued Notes (except for the Original Issue Date, Issue Price and, if applicable, the initial Interest Payment Date).
The Company may at any time purchase this Note at any price in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.
For the avoidance of doubt, Article Thirteen of the Indenture shall apply to the Notes.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company and the Guarantor, which are absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.
This Note shall be governed by and construed in accordance with the laws of the State of New York.
By acceptance of this Note, the Holder hereof agrees to be bound by the provisions of the Indenture. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. Facsimile signatures for the purposes of the Indenture are intended to include electronic signatures (including DocuSign). This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.
None of the Trustee, the paying agent or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of any benchmark or floating rate note index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any benchmark transition event or related benchmark replacement date, (ii) to select, determine or designate any benchmark replacement, or other successor or replacement benchmark index or basis, or whether any conditions to the designation of such a rate or index have been satisfied, or (iii) to select, determine or designate any benchmark replacement adjustment, or other modifier to any replacement or successor index, or
(iv) to determine whether or what benchmark replacement conforming changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the Trustee, paying agent and Calculation Agent shall be entitled to conclusively rely on any determinations made by the Company or its designee without independent investigation, and none will have any liability for actions taken at the Company’s direction in connection therewith.
None of the Trustee, the paying agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth herein as a result of the unavailability of any benchmark or index or other applicable benchmark replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms hereof and reasonably required for the performance of such duties. None of the Trustee, the paying agent or the Calculation Agent shall be responsible or liable for the Company’s actions or omissions or for those of the Company’s designee, or for any failure or delay in the performance by the Company or its designee, nor shall any of the Trustee, paying agent or Calculation Agent be under any obligation to oversee or monitor the Company’s performance or that of its designee.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or by facsimile by an authorized signatory.
HARLEY-DAVIDSON FINANCIAL SERVICES, INC.

By:     Name: David Viney
Title: Vice President and Treasurer

By:      Name: Susan Paskvan
Title: Vice President and Chief Financial Officer

Dated: June 11, 2024
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Debt Securities of the series designated herein and referred to in the within-mentioned Indenture.
CITIBANK, N.A.,
as Trustee
By:          Authorized Signatory

GUARANTEE

For value received, undersigned hereby fully, irrevocably and unconditionally guarantees, pursuant to the terms of the Guarantee contained in Article Sixteen of the Indenture, to the Holder of this Note and to the Trustee, on behalf of the Holder, the due and punctual payment of the principal of, and any premium, interest and any Additional Amounts on, this Note, when and as the same shall become due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Note and the Indenture. This Guarantee will not be valid or obligatory for any purpose until the Trustee duly executes the certificate of authentication on the Note upon which this Guarantee is endorsed.
Dated: June 11, 2024
HARLEY-DAVIDSON CREDIT CORP.,
a Nevada corporation

By:     Name: David Viney
Title: Vice President, Treasurer and Assistant Secretary

Attest:
By:         Name: Susan Paskvan
Title: Vice President and Chief Financial Officer

ABBREVIATIONS
The following abbreviations, when used in the inscription on this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM -    as tenants in common    UNIF GIFT MIN ACT -     Custodian
(Cust)    (Minor)
TEN ENT -    as tenants by the entireties    under Uniform Gifts to Minors
JT TEN -    as joint tenants with right of
survivorship and not as tenant in common

Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto: (Please insert social security or other identifying number of assignee)

(Name and address of assignee, including zip code, must be printed or typewritten)
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the within Company, with full power of substitution in the premises.
Dated:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO SEC RULE 17Ad-15.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made

Date of
    Exchange

Amount of increase in Principal Amount of this Global
    Note

Amount of decrease in Principal Amount of this Global
    Note

Principal Amount of this Global Note following each decrease or increase

Signature of authorized signatory of
    Trustee

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.
5.950% MEDIUM-TERM NOTES DUE 2029
Fully and Unconditionally Guaranteed by Harley-Davidson Credit Corp.
THIS SECURITY IS A GLOBAL DEBT SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL DEBT SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL DEBT SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND, ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY (OR ANY

PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
THE HOLDER OF THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH ABOVE.
THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.
PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.
5.950% MEDIUM-TERM NOTES DUE 2029
Fully and Unconditionally Guaranteed
by Harley-Davidson Credit Corp.
No. S001

CUSIP No. U24652 AW6 ISIN USU24652AW63
Common Code No. 284206452
Issue Price:    99.842%
Original Issue Date: June 11, 2024

[X] Fixed Rate
Interest Rate: 5.950%
[ ] Floating Rate
Interest Rate Basis:

Principal Account $43,874,000
as revised by the Schedule of Increases or Decreases in Global Note attached hereto

Maturity Date: June 11, 2029
Index Maturity:
[ ] Original Issue Discount Note Total Amount of OID:
Yield to Maturity:%
Initial Accrual Period OID:
     CD Rate    Specified Currency (if other than U.S. dollars): N/A
     CMT Rate
[ ] CMT Reuters Page FRBCMT:
[ ] CMT Reuters Page FEDCMT:    Option to Receive Payments In Specified
Currency (non-U.S. dollar denominated Note): N/A

     Commercial Paper Rate
     Federal Funds

Authorized Denomination: Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

     Prime Rate
     Treasury Rate
     Other

Place of Payment: (if other than as set forth in the Indenture): N/A
Spread (Plus or Minus)    Initial Redemption Date: Initial Redemption Percentage:
Annual Redemption Percentage Reduction: Repayment Date:
Spread Multiplier: %        Renewable: [ ] Yes [ ] No Extendable: [ ] Yes    [ ] No
Interest Category:
[ ] Regular Floating Rate Note
[ ] Floating Rate/Fixed Rate Note
Fixed Rate Commencement Date: Fixed Interest Rate    %
[ ] Inverse Floating Rate Note Initial Interest Reset Date:
Interest Reset Dates:
Interest Payment Dates (in the case of a Floating Rate Note and, in the case of a Fixed Rate Note, other than as set forth below): N/A
Regular Record Dates (if other than as set forth below): N/A
Interest Determination Dates (if other than as set forth below): N/A
Additional Amounts applicable for Company: [ ] Yes
[X] No

Final Maturity Date:

Initial Interest Rate
Maximum Interest Rate    % Minimum Interest Rate    %

Additional Amounts applicable for Guarantor: [ ] Yes
[X] No
Addendum Attached [ ] Yes
[X] No
Authorized Denomination (only if non-U.S. dollar denominated Note): N/A
Calculation Agent (if other than the Trustee): N/A
Interest Payment Period: N/A

Other Provisions:

Harley-Davidson Financial Services, Inc., a corporation duly organized under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Amount specified above, as revised by the Schedule of Increases or Decreases in Global Note attached hereto, on the Maturity Date specified above and to pay to the registered holder of this Note (the “Holder”) interest on said Principal Amount at a rate per annum specified above and upon the terms provided below under either the heading “Provisions Applicable to Fixed Rate Notes Only” or “Provisions Applicable to Floating Rate Notes Only”.
This Note is one of the Company’s duly authorized issue of notes in the series titled 5.950% Medium-Term Notes due 2029 (herein referred to as the “Notes”), all issued or to be issued under an indenture, dated as of December 18, 2020 (as may be supplemented from time to time, the “Indenture”), among the Company, Harley-Davidson Credit Corp. (the “Guarantor”) and Citibank, N.A., as trustee (the “Trustee”), which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes of this series are limited (except as otherwise provided in the Indenture) to the aggregate principal amount established from time to time by the Company’s Board of Directors (as defined in the Indenture). The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture. The Notes of this series may be subject to redemption upon notice and in accordance with the provisions of this Note and the Indenture. The Company and the Guarantor may defease the Notes of this series in accordance with the provisions of the Indenture.
To secure the due and punctual payment of principal, any premium, any interest and Additional Amounts (as defined in the Indenture) on this Note by the Company under the Indenture, when and as the same shall become due and payable, whether at the Maturity Date, by declaration of acceleration, call for redemption or otherwise, the Guarantor has unconditionally guaranteed this Note pursuant to the terms of the Guarantee endorsed hereon and in Article Sixteen of the Indenture (the “Guarantee”).
As used herein, the term “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York; provided, however, that if a Specified Currency is specified above, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing such Specified Currency or, if such Specified Currency is the Euro, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.
“Principal Financial Center” means, unless otherwise provided in this Note, the capital city of the country issuing the Specified Currency; except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” will be the City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Johannesburg and Zurich, respectively.
Provisions Applicable To Fixed Rate Notes Only:
If the “Fixed Rate” line above is checked, unless otherwise specified above, the Company will pay interest semiannually on June 11 and December 11 of each year (each such date fixed for the payment of interest, an “Interest Payment Date”) commencing on December 11, 2024, and ending on the Maturity Date or upon earlier redemption or repayment to the person to whom principal is payable. Interest shall accrue from the Original Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for on this Note to, but excluding, the next following Interest Payment Date, Maturity Date, or earlier date of redemption or repayment, as the case may be. Interest on Fixed Rate Notes will be computed by the Company on the basis of a 360-day year consisting of twelve 30-day months.
If any Interest Payment Date or the Maturity Date (or the date of earlier redemption or repayment) of this Fixed Rate Note falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date (or the date of earlier redemption or repayment), as the case may be.
Provisions Applicable To Floating Rate Notes Only:
If the “Floating Rate” line above is checked, the Company will pay interest on the Interest Payment Dates shown specified above at the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date specified above and thereafter at a rate determined in accordance with the provisions hereinafter set forth under the headings “Determination of CD Rate”, “Determination of CMT Rate”, “Determination of Commercial Paper Rate”, “Determination of Federal Funds Rate”, “Determination of Prime Rate”, or “Determination of Treasury Rate”, depending on whether the Interest Rate Basis is the

CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate, the Prime Rate, the Treasury Rate or other Interest Rate Basis.
An interest payment shall be the amount of interest accrued from and including the Original Issue Date, or from and including the last Interest Payment Date to which interest has been paid, to, but excluding, the next following Interest Payment Date, Maturity Date, or date of earlier redemption or repayment, as the case may be (an “Interest Period”). Notwithstanding any provision herein to the contrary, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above.
If any Interest Payment Date for any Floating Rate Note, other than an Interest Payment Date at maturity, would fall on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day, and interest will continue to accrue to the following Business Day. If the Maturity Date (or date of earlier redemption or repayment) of any Floating Rate Note would fall on a day that is not a Business Day, the payment of interest and principal (and premium, if any) may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity Date (or the date of earlier redemption or repayment).
Commencing with the first Interest Reset Date specified above following the Original Issue Date, the rate at which interest on this Note is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as specified above under “Interest Reset Dates”.
The interest rate borne by this Note will be determined as follows:
(1)Unless the Interest Category of this Note is specified above as a “Floating Rate/Fixed Rate Note” or an “Inverse Floating Rate Note” or in the event either “Other Provisions” or an Addendum hereto applies, in each case, relating to a different interest rate formula, this Note shall be designated as a “Regular Floating Rate Note” and, except as set forth below or specified above under “Other Provisions” or in an Addendum hereto, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; in each case as specified above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified above; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.
(2)If the Interest Category of this Note is specified above as a “Floating Rate/Fixed Rate Note” then, except as set forth below or specified above under “Other Provisions” or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on, and including, the Fixed Rate Commencement Date specified above to the Maturity Date (or date of earlier redemption or repayment) shall be the Fixed Interest Rate specified above or, if no Fixed Interest Rate is so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.
(3)If the Interest Category of this Note is specified above as an “Inverse Floating Rate Note” then, except as set forth below or specified above under “Other Provisions” or in an Addendum hereto, this Note shall bear interest at (a) the Fixed Interest Rate specified above minus (b) the rate determined by reference to the applicable Interest Rate Basis or Bases:
(24)plus or minus the applicable Spread, if any, and/or
(25)multiplied by the applicable Spread Multiplier, if any, in each case as specified above;
provided, however, that, unless otherwise specified above under “Other Provisions” or in an Addendum hereto, the interest rate hereon shall not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset on each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate set forth above.
The “Spread” is the number of basis points (one basis point equals one-hundredth of a percentage point) specified above to be added to or subtracted from the Interest Rate Basis for a Floating Rate Note, and the “Spread Multiplier” is the percentage specified above by which the Interest Rate Basis for such Floating Rate Note will be multiplied. Both a Spread and/or a Spread Multiplier may be applicable to the Interest Rate Basis for a particular Floating Rate Note, as set forth above.
Each such adjusted Interest Rate Basis shall be applicable on and after the Interest Reset Date to which it relates but not including the next succeeding Interest Reset Date. If any Interest Reset Date is a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day. In addition, if the Treasury Rate is the applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then the Interest Reset Date will be postponed to the next succeeding Business Day. Subject to applicable provisions of law (including usury laws) and except as specified in this Note, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.
With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount thereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period or from the last date from which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the cases of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and Prime Rate Notes or by the actual number of days in the year, in the cases of CMT Rate Notes and Treasury Rate Notes. The interest rate applicable to any day that is an Interest Reset Date will be the interest rate effective on such Interest Reset Date. The interest rate applicable to any other day will be the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate, as specified above).
The “Calculation Date”, where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or the Maturity Date (or the date of earlier redemption or repayment), as the case may be.
For Floating Rate Notes, Citibank, N.A. shall be the calculation agent unless another calculation agent is specified above (the “Calculation Agent”). As Calculation Agent, Citibank,
N.A. shall have all of the rights, protections, immunities and indemnities provided to it as Trustee under the Indenture, unless a calculation agency agreement is entered into, in which case, such agreement would control. The interest rate applicable to each interest period will be determined by the Calculation Agent on or prior to the applicable Calculation Date. At the request of the Holder, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date.
All percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).
Determination of CD Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the CD Rate, unless otherwise specified above, the “CD Rate” for each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a “CD Interest Determination Date”) and shall be the rate on the applicable CD Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified above as published in H.15(519) (as defined below) on such CD Interest Determination Date under the heading “CDs (secondary market)”. If the rate referred to in the preceding sentence is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the CD Rate shall be the rate on the applicable CD Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified above as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”. If the rate referred to in the preceding sentence is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the CD Rate shall be the rate on the applicable CD Interest Determination Date calculated by the Calculation Agent on the Notes as the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on the applicable CD Interest Determination Date, of three leading non- bank dealers in negotiable United States dollar certificates of deposit in the City of New York (which may include an agent or its affiliates) selected by the Company for negotiable United States dollar certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified above in an amount that is representative for a single transaction in that market at that time. If the dealers selected by the
Company as provided in the preceding sentence are not quoting as mentioned in such sentence, the CD Rate shall be the CD Rate in effect on the applicable CD Interest Determination Date.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.
“H.15 Daily Update” means the daily update of H.15(519), available through the world- wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.
Determination of CMT Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the CMT Rate, unless otherwise specified above, the “CMT Rate” for each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a “CMT Interest Determination Date”) and shall be, if “CMT Reuters Page FRBCMT” is specified above, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, as the yield is displayed on Reuters, Inc. (or any successor or similar service), on page FRBCMT (or any other page as may replace the specified page on that service under the caption “Treasury Constant Maturities”) (“Reuters Page FRBCMT”). If the rate referred to in the preceding sentence does not appear on Reuters Page FRBCMT, the CMT Rate for such CMT Interest Determination Date will be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, and for the applicable CMT Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities”. In the event the rate referred to in the preceding sentence does not appear in H.15(519), then the CMT Rate for such CMT Interest Determination Date will be the rate on the applicable CMT Interest Determination Date for the period of the Index Maturity specified above, as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519). In the event the rate referred to in the preceding sentence is not published, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield-to- maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the applicable CMT Interest Determination Date of three leading primary United States government securities dealers in the City of New York, which may include an agent of the Company or such agent’s affiliates (each a “Reference Dealer”), selected by the Company (from five Reference Dealers selected by the Company and eliminating the highest quotation (or, in the event of equality, one of the highest), and the lowest quotation (or, in the event of equality, one of the lowest)), for United States Treasury securities with an original maturity equal to the Index Maturity specified above, a remaining term to maturity no more than one year shorter than the Index Maturity specified above and in a principal amount that is representative for a single transaction in the securities in the market at that time. If fewer than five but more than two of the prices referred to in the above sentence are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations shall be eliminated; provided, however, that if fewer than three prices referred to above are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the applicable CMT Interest Determination Date of three Reference Dealers selected by the Company from five Reference Dealers selected by the Company and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the Index Maturity specified above, and a remaining term to maturity closest to the Index Maturity specified above, and in a principal amount that is representative for a single transaction in the securities in the market at that time. However, if fewer than five but more than two prices referred to above are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations will be eliminated. If fewer than three prices referred to above are provided as requested, the CMT Rate on the applicable CMT Interest Determination Date will be the CMT Rate in effect on the applicable CMT Interest Determination Date. If the CMT Reuters Page FEDCMT is specified above, the CMT Rate for such CMT Interest Determination Date will be a percentage equal to the one-week or one-month, as specified above, and will be the average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, as the yield is displayed on Reuters, Inc. (or any successor service) on page FEDCMT (or any other page as may replace that specified page on that service) (“Reuters Page FEDCMT”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Interest Determination Date falls. If the rate referred to in the preceding sentence does not appear on Reuters Page FEDCMT, then the CMT Rate for such CMT Interest Determination Date will be a percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, and for the week or month, as applicable, preceding the applicable CMT Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities”. If the rate referred to in the preceding sentence does not appear in H.15(519), then the CMT Rate for such CMT Interest Determination Date will be the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above, as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Interest Determination Date falls. If the Federal Reserve Bank of New York does not publish the rate referred to above, the rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the applicable CMT Interest Determination Date of three Reference Dealers selected by the Company (from five Reference Dealers selected by the Company and eliminating the highest quotation (or, in the event of equality, one of the highest), and the lowest quotation (or, in the event of equality, one of the lowest)), for United States Treasury securities with an original maturity equal to the Index Maturity specified above, and a remaining term to maturity no more than one year shorter than the Index Maturity specified above, and in a principal amount that is representative for a single transaction in the securities in the market at that time. If fewer than five but more than two of the prices referred to above are provided as requested, the rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations shall be eliminated. If fewer than three prices referred to above are provided as requested, the rate on the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on the applicable CMT Interest Determination Date of three Reference Dealers selected by the Company (from five Reference Dealers selected by the Company and eliminating the highest quotation or (in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for United States Treasury securities with an original maturity greater than the Index Maturity specified above, and a remaining term to maturity closest to the Index Maturity specified above and will be in a principal amount that is representative for a single transaction in the securities in the market at that time. If fewer than five but more than two prices referred to above are provided as requested, the rate will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of the quotations will be eliminated, or if fewer than three prices referred to above are provided as requested, the CMT Rate will be the CMT Rate in effect on the applicable CMT Interest Determination Date. If two United States Treasury securities with an original maturity greater than the Index Maturity as specified above have remaining terms to maturity equally close to the Index Maturity specified above, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.
Determination of Commercial Paper Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the Commercial Paper Rate, unless otherwise specified above, the “Commercial Paper Rate” for each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a “Commercial Paper Interest Determination Date”) and shall be the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity as indicated above, as such rate shall be published in H.15(519) under the caption “Commercial Paper-Nonfinancial”. In the event that such rate is not published prior to 3:00 p.m., New York City time, on the applicable Calculation Date, then the Commercial Paper Rate shall be calculated by the Calculation Agent as the Money Market Yield of the Commercial Paper Rate on the applicable Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified above, published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper-Nonfinancial”. If by 3:00 p.m., New York City time, on the applicable Calculation Date, such rate is not yet published as provided in the preceding sentence, then the Commercial Paper Rate on the applicable Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time, on the applicable Commercial Paper Interest Determination Date of three leading dealers of United States dollar commercial paper in the City of New York, which may include an agent of the Company or such agent’s affiliates, selected by the Calculation Agent for commercial paper having the Index Maturity specified above, placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers selected as aforesaid by the Company are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on the applicable Commercial Paper Interest Determination Date.

“Money Market Yield” shall be a yield calculated in accordance with the following formula and expressed as a percentage:
Money market yield =    D X 360    X 100
360 - (D X M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the interest period for which interest is being calculated.
Determination of Federal Funds Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to the Federal Funds Rate, unless otherwise specified above, the “Federal Funds Rate” with respect to each Interest Reset Date will be determined by the Calculation Agent as of the first Business Day prior to such Interest Reset Date (a “Federal Funds Interest Determination Date”) and shall be the rate on that date for United States dollar Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective)”, as displayed on Reuters, Inc. (or any successor service) on page FEDFUND01 (or any other page as may replace the applicable page on that service) (“Reuters Page FEDFUND01”) or, if such rate does not appear on Reuters Page FEDFUND01, or is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the rate on the applicable Federal Funds Interest Determination Date for United States dollar Federal Funds will be the rate on such Federal Funds Interest Determination Date as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”. If such rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date, the Federal Funds Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds arranged by three leading brokers of United States dollar Federal Funds transactions in the City of New York, which may include an agent of the Company or such agent’s affiliates, selected by the Company before 9:00 a.m., New York City time, on the applicable Federal Funds Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on the applicable Federal Funds Interest Determination Date.
Determination of Prime Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to, the Prime Rate, unless otherwise specified above, the “Prime Rate” with respect to each Interest Reset Date will be determined by the Calculation Agent as of the first Business Day prior to such Interest Reset Date (a “Prime Interest Determination Date”) and shall be the rate set forth on such date as published in H.15(519) under the caption “Bank Prime Loan”, or if not so published prior to 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate. will be as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption “Bank Prime Loan”, or if not so published prior to 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the particular bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on the applicable

Prime Interest Determination Date. If fewer than four such rates are so published by 3:00 p.m., New York City time, on the applicable Calculation Date as shown on the Reuters Screen US PRIME 1 Page for the Prime Interest Determination Date, the Prime Rate will be determined by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Prime Interest Determination Date by three major banks, which may include an agent of the Company or such agent’s affiliates, in the City of New York selected by the Company. However, if the banks selected by the Company are not quoting as mentioned in the preceding sentence, the Prime Rate will be the Prime Rate in effect on the applicable Prime Interest Determination Date.
“Reuters Screen US PRIME 1 Page” means the display on the Reuter Money 3000 Service or any successor service on the “US PRIME 1 Page” or other page as may replace US PRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.
Determination of Treasury Rate. If the Interest Rate Basis, as specified above, is, or is calculated by reference to the Treasury Rate, unless otherwise specified above, the “Treasury Rate” for each Interest Reset Date will be the rate from the auction held on the applicable Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity, as specified above, as published under the caption “INVESTMENT RATE” on the display on Reuters, Inc. or any successor or similar service on page USAUCTION 10 or any other page as may replace page USAUCTION 10 on that service (“Reuters Page USAUCTION 10”) or page USAUCTION 11 on that service (“Reuters Page USAUCTION 11”), or, if the rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Treasury Rate Determination Date (as defined below), the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in
H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”, or, if the rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Treasury Rate Determination Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury, or, if the rate is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Treasury Rate Determination Date of Treasury Bills having the Index Maturity specified above, published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or, if the rate is not so published by 3:00 p.m., New York City time, on the applicable Calculation Date pertaining to such Treasury Rate Determination Date, the rate on the applicable Treasury Rate Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. In the event that the results of the auction of Treasury Bills having the applicable Index Maturity specified above are not published or reported, as provided above, by 3:00 p.m., New York City time, on the applicable Calculation Date or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate on the applicable Treasury Rate Determination Date shall be calculated by the Calculation Agent and shall be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Treasury Rate Determination Date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified above; provided, however, that if the dealers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on the applicable Treasury Rate Determination Date.
The “Treasury Rate Determination Date” for any Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury Bills would normally be auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.
“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:
Bond Equivalent Yield =    D X N    X 100
360 - (D X M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal; “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.
Provisions Applicable To Both Fixed Rate Notes And Floating Rate Notes:
The interest so payable on any Interest Payment Date will, subject to certain exceptions in the Indenture hereinafter referred to, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date (as defined below) immediately preceding such Interest Payment Date or, if the Interest Payment Date is the Maturity Date or the date of earlier redemption or repayment, to the person in whose name this Note is registered at the close of business on the Maturity Date or such earlier date of redemption or repayment; provided, however, that if the Original Issue Date is between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, interest for the period from and including the Original Issue Date to, but excluding, the Interest Payment Date relating to such Regular Record Date shall be paid on the next succeeding Interest Payment Date to the person in whose name this Note is registered on the close of business on the Regular Record Date preceding such Interest Payment Date. If this Note bears interest at a Fixed Rate, as specified above, unless otherwise specified above, the “Regular Record Date” with respect to any Interest Payment Date shall be the 31st day of May and the 30th day of November, whether or not a Business Day, immediately preceding the related Interest Payment Date. If this Note bears interest at a Floating Rate, as specified above, the “Regular Record Date” with respect to any Interest Payment Date shall be the fifteenth calendar day next preceding such Interest Payment Date, whether or not such date shall be a Business Day.

Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date or any earlier redemption or repayment date will be made in immediately available funds upon presentation and surrender of this Note; provided, however, that if a Specified Currency is specified above and such payment is to be made in such Specified Currency in accordance with the provisions set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the Holder hereof at least 15 calendar days prior to the Maturity Date or such earlier redemption or repayment date, as the case may be, provided that such bank has appropriate facilities therefor and that this Note is presented and surrendered at the Place of Payment specified above in time for the Trustee to make such payment in such funds in accordance with its normal procedures. Payment of interest due on any Interest Payment Date, other than the Maturity Date or any earlier redemption or repayment date, will be made at the Place of Payment specified above.
Whenever in this Note or in the Indenture there is a reference, in any context, to the payment of the principal of, or interest, if any, on, or in respect of, the Notes, such payment shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such payment pursuant to the provisions hereof or thereof and express mention of the payment of Additional Amounts (if applicable) in any provision hereof or thereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.
The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in United States dollars or, if a Specified Currency is indicated above, in such Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts of the country issuing such currency or, in the case of the Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty Establishing the European Community, as amended by the Treaty on European Union, such other currency which is then such legal tender in such country or in the adopting member states of the European Union, as the case may be). If a Specified Currency is specified above, except as otherwise provided below, any such amounts so payable by the Company will be converted by a New York clearing house bank designated by the Company (the “Exchange Rate Agent”) into United States dollars for payment to the Holder of this Note.
If a Specified Currency is specified above, the Holder of this Note may elect to receive any amount payable hereunder in such Specified Currency. If the Holder of this Note shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in such Specified Currency, any United States dollar amount to be received by the Holder of this Note will be based on the highest bid quotation in the City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes scheduled to receive United States dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of this Note by deductions from such payments. If three such bid quotations are not available, payments on this Note will be made in the Specified Currency.
If a Specified Currency is specified above, the Holder of this Note may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in such Specified Currency by submitting a written request for such payment to the Trustee at the Place of Payment on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date (or any earlier redemption or repayment date), as the case may be. Such written request may be mailed or hand delivered or sent by facsimile transmission. The Holder of this Note may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Record Date or at least 15 calendar days prior to the Maturity Date (or any earlier redemption or repayment date), as the case may be.
If a Specified Currency is specified above and the Holder of this Note shall have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Note in such Specified Currency, but such Specified Currency is not available for such payment due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payment in United States dollars on the basis of the Market Exchange Rate (as defined below) determined by the Exchange Rate Agent on the second Business Day prior to such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date on which such payment is due. The “Market Exchange Rate” for the Specified Currency means the noon dollar buying rate in the City of New York for cable transfers of the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made in United States dollars under such circumstances shall not constitute an Event of Default (as defined in the Indenture).
All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Note.
In case an Event of Default (as defined in the Indenture) with respect to Notes of this series shall occur and be continuing, the principal amount (or, if the Note is an Original Issue Discount Note, such lesser portion of the principal amount as may be applicable) of the Notes of this series may be declared due and payable, and, with respect to certain Events of Default, shall automatically become due and payable, in each case in the manner and with the effect provided in the Indenture. If this Note is an Original Issue Discount Note, in the event of an acceleration of the Maturity Date hereof, the amount payable to the Holder of this Note upon such acceleration will be determined by this Note but will be an amount less than the amount payable at the Maturity Date of this Note.
The Indenture permits, with certain exceptions as therein provided, the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the

Debt Securities (as defined in the Indenture) of each series to be affected by such modification under the Indenture at any time by the Company and the Guarantor with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities (as defined in the Indenture) of each series to be affected by such modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Debt Securities of each series, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.
This Note is issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof or other Authorized Denomination specified above.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered in the Debt Security Register (as defined in the Indenture) of this series upon surrender of this Note for registration of transfer at the Place of Payment specified above, duly endorsed by or accompanied by, a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon a new Note or Notes of this series of Authorized Denomination and for the same aggregate principal amount, with the Guarantee endorsed thereon, will be issued to the designated transferee or transferees.
No service charge shall be made for any such registration of transfer, exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
The Trustee, and any agent of the Company or the Trustee may treat the person in whose name this Note is registered in the Debt Security Register as the owner of this Note for all purposes (other than for the determination of any Additional Amounts payable) and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.
Prior to May 11, 2029 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and
(2)100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
If any redemption date falls on a day that is not a Business Day, the related payment of the redemption price and interest will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on
H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility in calculating the redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depository’s procedures) at least 10 days but not more than 60 days before the redemption date to the Holder hereof in accordance with Section 15.03 of the Indenture, except that redemption notices may be provided more than 60 days prior to the redemption date if the notice is issued in connection with the defeasance or discharge of the Notes and/or the Indenture. Notwithstanding anything to the contrary in the foregoing, notice of any redemption to the Holder hereof may, in the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption will describe each such condition and, if applicable, will state that, in the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed.
In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depository, the redemption of the Notes shall be done in accordance with the policies and procedures of the Depository.
Unless the Company defaults in the payment of the redemption price on and after the redemption date, interest will cease to accrue on the principal amount of this Note called for redemption.
This Note will not be subject to, or have the benefit of, any sinking fund.
Subject to Article Thirteen of the Indenture, if an HDI Change of Control Triggering Event (as defined below) occurs, unless the Company has exercised its option to redeem this Note as described above, the Company will be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes on the terms set forth herein. In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101%

of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”).
Subject to Article Thirteen of the Indenture, within 30 days following any HDI Change of Control Triggering Event or, at the Company’s option, prior to any HDI Change of Control (as defined below), but after public announcement by HDI (as defined below) of the transaction that constitutes, or would constitute upon consummation thereof, an HDI Change of Control, a notice will be delivered to Holders of the Notes describing the transaction that constitutes, or would constitute upon consummation thereof, the HDI Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice. Such date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered, other than as may be required by law (the “Change of Control Payment Date”). The notice will, if delivered prior to the date of consummation of the HDI Change of Control, state that the offer to purchase is conditioned on the HDI Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
If any Change of Control Payment Date falls on a day that is not a Business Day, the related payment of the Change of Control Payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.
On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions of Notes properly tendered and not validly withdrawn pursuant to the Change of Control Offer; (ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all such Notes or portions of Notes properly tendered and not validly withdrawn; and (iii) deliver or cause to be delivered to the Trustee such Notes properly accepted together with a Company Officers’ Certificate (as defined in the Indenture) stating the aggregate principal amount of such Notes or portions of Notes being repurchased.
The Company will not be required to comply with the obligations relating to repurchasing the Notes if a third-party instead satisfies them.
The Company must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations applicable to the repurchase of the Notes. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such compliance.
If Holders of not less than 95% in aggregate principal amount of the outstanding Notes properly tender and do not validly withdraw such amount of the Notes in a Change of Control Offer, and the Company, or any third-party making an offer to purchase the Notes in connection with an HDI Change of Control Triggering Event in lieu of the Company, purchase such amount of the Notes properly tendered and not validly withdrawn by such Holders, then the Company will have the right, upon notice described above, given not more than 30 days following the Change of Control Payment Date, to redeem all (but not less than all) of the Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record as of the close of business on the relevant Regular Record Date to receive interest on the applicable Interest Payment Date). If the redemption date falls on a day that is not a Business Day, the related payment of the redemption price and interest will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day.
For purposes of the Change of Control Offer provisions of the Notes, the following terms will be applicable:
“Below Investment Grade Rating Event” means the Notes cease to be rated an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period after the earlier of (1) the occurrence of an HDI Change of Control and (2) the first public announcement by Harley-Davidson, Inc. (“HDI”) of the intention of HDI to effect an HDI Change of Control (which 60-day period will be extended for so long as any of the Rating Agencies has publicly announced that it is considering a possible downgrade of the rating of the notes of such series); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular HDI Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of HDI Change of Control Triggering Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Company in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable HDI Change of Control (whether or not the applicable HDI Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Trustee has no obligation to monitor the ratings of the Notes for purposes of determining the occurrence of a Below Investment Grade Rating Event.
“Fitch” means Fitch Ratings, Inc. and its successors.
“HDI Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than HDI or one of its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of HDI or other Voting Stock into which the Voting Stock of HDI is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or
(2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation or as a pledge for security purposes only), in one or a series of related transactions, of all or substantially all of the assets of HDI and the assets of the subsidiaries of HDI, taken as a whole, to one or more “persons” (as that term is defined in the Indenture), other than HDI or one of its subsidiaries and other than any such transaction or series of related transactions where holders of Voting Stock of HDI outstanding immediately prior thereto hold voting stock of the transferee person representing a majority of the voting power of the transferee person’s voting stock immediately after giving effect thereto. Notwithstanding the foregoing, a transaction will not be deemed to be an HDI Change of Control if (1) HDI becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of HDI immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“HDI Change of Control Triggering Event” means the occurrence of both an HDI Change of Control and a Below Investment Grade Rating Event. Notwithstanding anything to the contrary, no HDI Change of Control Triggering Event will be deemed to have occurred in connection with any particular HDI Change of Control unless and until such HDI Change of Control has actually been consummated.
“Investment Grade Rating” means a rating equal to or higher than Baa3 by Moody’s (or its equivalent under any successor rating category of Moody’s), BBB− by S&P (or its equivalent under any successor rating category of S&P) and BBB− by Fitch (or its equivalent under any successor rating category of Fitch), and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Rating Agencies” means (1) each of Moody’s, S&P and Fitch, and (2) if any of Moody’s, S&P or Fitch (or in each case any replacement thereof appointed pursuant to this definition) ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined under Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Moody’s, S&P and/or Fitch, as the case may be; provided that the Company shall give notice of any such replacement to the Trustee.
“S&P” means S&P Global Ratings, a division of S&P Global Inc. and its successors. “Voting Stock” means, with respect to any specified “person” (as that term is used in
Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
In lieu of Section 5.05 of the Indenture, the following covenant shall apply:
Limitation on Liens. The Company and the Guarantor will not, nor will they permit any Subsidiary (as defined in the Indenture) of the Company or the Guarantor to, issue or assume any Indebtedness (as defined in the Indenture) secured by a Lien (as defined in the Indenture) upon any Property (as defined in the Indenture) (now owned or hereinafter acquired) of the Company or the Guarantor or any such Subsidiary without in any such case effectively providing concurrently with the issuance or assumption of any such Indebtedness that the Notes (together with, if the Company or the Guarantor shall so determine, any other Indebtedness of the Company or the Guarantor or any such Subsidiary ranking equally with the Notes then existing or thereafter created) shall be secured equally and ratably with such Indebtedness. The restrictions set forth in the immediately preceding sentence will not, however, apply if the aggregate amount of Indebtedness issued or assumed by the Company, the Guarantor or such Subsidiaries and so secured by Liens, together with all other Indebtedness of the Company, the Guarantor or such Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to such restrictions, but not including Indebtedness permitted to be secured under clauses (i) through (xv) of the immediately following paragraph, does not at the time such secured Indebtedness is incurred exceed 15% of the applicable Consolidated Net Tangible Assets (as defined in the Indenture).
The restrictions set forth above shall not apply to Indebtedness secured by:
(1)Liens existing on the date of the original issuance of the Notes;
(2)Liens on any Property of any company existing at the time such company becomes a Subsidiary of the Company or the Guarantor, which Liens are not created in contemplation of such company becoming a Subsidiary of the Company or the Guarantor;
(3)Liens on any Property existing at the time such Property is acquired by the Company, the Guarantor or a Subsidiary of the Company or the Guarantor, or Liens to secure the payment of all or any part of the purchase price of such Property upon the acquisition of such Property by the Company, the Guarantor or a Subsidiary of the Company or the Guarantor or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such Property and the date such Property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Liens to secure any Indebtedness incurred for the purpose of financing the cost to the Company, the Guarantor or a Subsidiary of the Company or the Guarantor of improvements to such acquired Property or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of construction of the Property subject to such Liens;
(4)Liens securing any Indebtedness of the Company, a Subsidiary of the Company or the Guarantor owing to the Company, the Guarantor or to another Subsidiary of the Company or the Guarantor;
(5)Liens created in connection with a securitization or other asset-based financing;
(6)Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith;
(7)statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith;

(8)Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds;
(9)Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of the Company, the Guarantor or any of their respective Subsidiaries;
(10)Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Company, the Guarantor or any of their respective Subsidiaries;
(11)Liens arising from leases, subleases or licenses granted to others which do not interfere in any material respect with the business of the Company, the Guarantor or any of their respective Subsidiaries;
(12)any interest or title of the lessor in the Property subject to any operating lease (as determined in accordance with GAAP as in effect as of December 1, 2018), entered into by the Company, the Guarantor or any of their respective Subsidiaries in the ordinary course of business;
(13)Liens, if any, in connection with any sale/leaseback transaction;
(14)Liens on assets pledged in respect of Indebtedness that has been redeemed, defeased and/or discharged in accordance with the provisions thereof through the deposit of cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness); and
(15)any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (i) - (xiv); provided, however, that such new Lien is limited to the Property (or type of Property) which was subject to the prior Lien immediately before such extension, renewal or replacement, and provided, further, that the principal amount of Indebtedness secured by the prior Lien immediately before such extension, renewal or replacement is not increased.
In lieu of Section 7.01(f) and Section 7.01(i) of the Indenture, each of the following, respectively, shall constitute an Event of Default with respect to the Notes:
(6)any event of default by the Company, the Guarantor or any of their respective Subsidiaries as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company, the Guarantor or any of their respective Subsidiaries, as the case may be, whether such Indebtedness now exists or shall hereafter be created, resulting in such Indebtedness in a principal amount of at least $150,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled within a period of 30 days after there has been given, by overnight courier, registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; and
(a)final judgment of money in excess of $150,000,000 (not covered by third-party insurance), singularly or in the aggregate, shall be rendered against the Company or the Guarantor or any of their respective Material Subsidiaries (as defined in the Indenture) and shall remain undischarged and unstayed for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final.
The Company may “reopen” a previously issued tranche of Notes and issue additional Notes of such tranche or establish additional terms of such tranche or issue notes with the same terms as previously issued Notes (except for the Original Issue Date, Issue Price and, if applicable, the initial Interest Payment Date).
The Company may at any time purchase this Note at any price in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.
For the avoidance of doubt, Article Thirteen of the Indenture shall apply to the Notes.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company and the Guarantor, which are absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.
This Note shall be governed by and construed in accordance with the laws of the State of New York.
By acceptance of this Note, the Holder hereof agrees to be bound by the provisions of the Indenture. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. Facsimile signatures for the purposes of the Indenture are intended to include electronic signatures (including DocuSign). This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.
None of the Trustee, the paying agent or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of any benchmark or floating rate note index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any benchmark transition event or related benchmark replacement date, (ii) to select, determine or designate any benchmark replacement, or other successor or replacement benchmark index or basis, or whether any conditions to the designation of such a rate or index have been satisfied, or (iii) to select, determine or designate any benchmark replacement adjustment, or other modifier to any replacement or successor index, or
(iv) to determine whether or what benchmark replacement conforming changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the Trustee, paying agent and Calculation Agent shall be entitled to conclusively rely on any determinations made by the Company or its designee without independent investigation, and none will have any liability for actions taken at the Company’s direction in connection therewith.
None of the Trustee, the paying agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth herein as a result of the unavailability of any benchmark or index or other applicable benchmark replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms hereof and reasonably required for the performance of such duties. None of the Trustee, the paying agent or the Calculation Agent shall be responsible or liable for the Company’s actions or omissions or for those of the Company’s designee, or for any failure or delay in the performance by the Company or its designee, nor shall any of the Trustee, paying agent or Calculation Agent be under any obligation to oversee or monitor the Company’s performance or that of its designee.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or by facsimile by an authorized signatory.
HARLEY-DAVIDSON FINANCIAL SERVICES, INC.

By:     Name: David Viney
Title: Vice President and Treasurer

By:      Name: Susan Paskvan
Title: Vice President and Chief Financial Officer

Dated: June 11, 2024
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Debt Securities of the series designated herein and referred to in the within-mentioned Indenture.
CITIBANK, N.A.,
as Trustee

By:          Authorized Signatory

GUARANTEE

For value received, undersigned hereby fully, irrevocably and unconditionally guarantees, pursuant to the terms of the Guarantee contained in Article Sixteen of the Indenture, to the Holder of this Note and to the Trustee, on behalf of the Holder, the due and punctual payment of the principal of, and any premium, interest and any Additional Amounts on, this Note, when and as the same shall become due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Note and the Indenture. This Guarantee will not be valid or obligatory for any purpose until the Trustee duly executes the certificate of authentication on the Note upon which this Guarantee is endorsed.
Dated: June 11, 2024
HARLEY-DAVIDSON CREDIT CORP.,
a Nevada corporation

By:     Name: David Viney
Title: Vice President, Treasurer and Assistant Secretary

Attest:
By:         Name: Susan Paskvan
Title: Vice President and Chief Financial Officer

ABBREVIATIONS
The following abbreviations, when used in the inscription on this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM -    as tenants in common    UNIF GIFT MIN ACT -     Custodian
(Cust)    (Minor)
TEN ENT -    as tenants by the entireties    under Uniform Gifts to Minors Act
JT TEN -    as joint tenants with right of
survivorship and not as tenant in common

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto: (Please insert social security or other identifying number of assignee)

(Name and address of assignee, including zip code, must be printed or typewritten)
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the within Company, with full power of substitution in the premises.
Dated:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO SEC RULE 17Ad-15.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made

Date of Exchange	Amount of increase in Principal Amount of this Global Note	Amount of decrease in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized signatory of Trustee

Exhibit B
to
Officers’ Certificate Pursuant to Sections 2.02 and 3.01 of the Indenture
Offering Memorandum
[See Attached]

PRICING SUPPLEMENT                                         CONFIDENTIAL
(To Offering Memorandum dated June 5, 2024)

$500,000,000

Harley-Davidson Financial Services, Inc.
5.950% Medium-Term Notes due 2029
Payment of Principal, Premium, if any, and Interest
Fully and Unconditionally Guaranteed by Harley-Davidson Credit Corp.

[Certain identified information has been excluded from this document because it is both not material and is the type that the registrant treats as private or confidential.]
[Information omitted]
The date of this pricing supplement is June 6, 2024.
[Information omitted]

DESCRIPTION OF NOTES
In this section, “we”, “us”, and “our” refer only to Harley-Davidson Financial Services, Inc. and not any of its subsidiaries. Unless the context requires otherwise, “Harley-Davidson” refers to Harley-Davidson, Inc., our parent company, “HDI” refers to Harley-Davidson and its subsidiaries as a whole, and the “Guarantor” refers to Harley-Davidson Credit Corp., our primary operating subsidiary.
General
We are offering $500,000,000 aggregate principal amount of our 5.950% Medium-Term Notes due 2029 (the “notes”). The notes will be our unsecured senior obligations, ranking equal in right of payment to all of our unsecured and unsubordinated debt from time to time outstanding. The notes will be effectively subordinated to all of our existing and future secured debt to the extent of the value of our assets securing such debt. As of March 31, 2024, we had approximately $4.23 billion of unsecured and unsubordinated debt outstanding and, except for secured notes that we issued through variable interest entities (“VIEs”), no secured debt.

Principal and Maturity
The notes will be limited initially in aggregate principal amount to $500,000,000. We may, without the consent of the holders of the notes, create and issue additional notes ranking equally with the notes offered in this pricing supplement and otherwise similar in all respects (except the issue date, issue price and, if applicable, the initial interest payment date and the date from which interest shall begin to accrue); provided, however, that any additional notes that form a single series of notes with the notes offered hereby must be fungible with such previously issued and outstanding notes for U.S. federal income tax purposes. We may also issue additional notes that may have different terms than the notes offered in this pricing supplement.

We will issue the notes in fully registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on June 11, 2029.

Interest
Interest on the notes will accrue at the rate of 5.950% per annum. Interest on the notes will be payable semi-annually in arrears on June 11 and December 11 of each year, beginning on December 11, 2024. We will make each interest payment to the holders of record of the notes on the May 31 and November 30 immediately preceding the related interest payment date.

Interest on the notes will accrue from June 11, 2024. Interest will be computed by us on the basis of a 360-day year consisting of twelve 30-day months. In any case where an interest payment date is not a business day, the interest payment date will be postponed to the next succeeding business day and no interest on such payment will accrue for the period from and after such interest payment date.

Payments on the Notes
All principal of, premium, if any, and interest on the notes will be payable at our office or agency in the Borough of Manhattan, the City of New York maintained for this purpose. Initially, payments will be made at the corporate trust office of the trustee. Payments of principal and interest on the notes will be made in funds which are available the same day. The notes will trade in the same day funds settlement system of The Depository Trust Company (“DTC”) until maturity, and secondary market trading activity for the notes will therefore settle in same day funds.

Transfer and Exchange
You may transfer or exchange the notes in accordance with the indenture. The transfer or exchange may be made at our office or agency in the Borough of Manhattan, the City of New York maintained for this purpose, which will initially be the corporate trust office of the trustee. No service charge will be made for any registration of transfer, exchange or redemption of notes, except in certain circumstances for any tax or other governmental charge that may be imposed.

The registered holder of a note will be treated as the owner of that note for all purposes.

Optional Redemption
Prior to May 11, 2029 (one month prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)    (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2)    100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

If any redemption date falls on a day that is not a business day, the related payment of the redemption price and interest will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities— Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life— and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall have no responsibility in calculating the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed, except that redemption notices may be provided more than 60 days prior to the redemption date if the notice is issued in connection with the defeasance or discharge of the notes and/or the indenture. Notwithstanding anything to the contrary in the foregoing, notice of any redemption to the holders of the notes may, in our discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption will describe each such condition and, if applicable, will state that, in our discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or pursuant to applicable depositary procedures. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of DTC (or such other depositary). Holders holding an interest in the notes through a participant in DTC (such as Euroclear or Clearstream, Luxembourg) should also have regard to the policies and procedures of such participant (such as Euroclear or Clearstream, Luxembourg).

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Except as set forth above, the notes will not be redeemable by us prior to maturity and will not be subject to, or have the benefit of, a sinking fund.

In addition to the foregoing, we may at any time and from time to time purchase notes in the open market or otherwise, subject to compliance with all applicable securities laws.

Offer to Purchase Upon HDI Change of Control Triggering Event
If an HDI Change of Control Triggering Event occurs, unless we have previously or concurrently delivered a redemption notice with respect to all of the outstanding notes as described above under “—Optional Redemption”, we will be required to make an offer (the “Change of Control Offer”) to each holder of the notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s notes on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”).

Within 30 days following any HDI Change of Control Triggering Event or, at our option, prior to any HDI Change of Control, but after public announcement by HDI of the transaction that constitutes, or would constitute upon consummation thereof, an HDI Change of Control, a notice will be delivered to holders of the notes describing the transaction that constitutes, or would constitute upon consummation thereof, the HDI Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice. Such date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered, other than as may be required by law (the “Change of Control Payment Date”). The notice will, if delivered prior to the date of consummation of the HDI Change of Control, state that the offer to purchase is conditioned on the HDI Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

If any Change of Control Payment Date falls on a day that is not a business day, the related payment of the Change of Control Payment will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day.

On the Change of Control Payment Date, we will, to the extent lawful, (i) accept for payment all notes or portions of notes properly tendered and not validly withdrawn pursuant to the Change of Control Offer, (ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered and not validly withdrawn and (iii) deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to comply with the obligations relating to repurchasing the notes if a third-party instead satisfies them.

We must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations applicable to the repurchase of the notes. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such compliance.

If holders of not less than 95% in aggregate principal amount of the outstanding notes properly tender and do not validly withdraw such notes in a Change of Control Offer, and we, or any third-party making an offer to purchase the notes in connection with an HDI Change of Control Triggering Event in lieu of us, purchase all of the notes properly tendered and not validly withdrawn by such holders, then we will have the right, upon notice given not more than 30 days following the Change of Control Payment Date, to redeem all (but not less than all) of the notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record as of the close of business on the relevant record date to receive interest on the applicable interest payment date). If the redemption date falls on a day that is not a business day, the related payment of the redemption price and interest will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day. If a Change of Control Offer is made, there can be no assurance that we or the Guarantor will have available funds sufficient to make the Change of Control Payment for all of the notes that may be tendered for repurchase.

For purposes of the Change of Control Offer provisions of the notes, the following terms will be applicable:

“Below Investment Grade Rating Event” means the notes cease to be rated an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period after the earlier of (1) the occurrence of an HDI Change of Control and (2) the first public announcement by HDI of the intention of HDI to effect an HDI Change of Control (which 60-day period will be extended for so long as any of the Rating Agencies has publicly announced that it is considering a possible downgrade of the rating of the notes); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular HDI Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of HDI Change of Control Triggering Event) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform us in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable HDI Change of Control (whether or not the applicable HDI Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The trustee has no obligation to monitor the ratings of the notes for purposes of determining the occurrence of a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings Inc. and its successors. “HDI Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than Harley-Davidson or one of its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of Harley-Davidson or other Voting Stock into which the Voting Stock of Harley-Davidson is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation or as a pledge for security purposes only), in one or a series of related transactions, of all or substantially all of the assets of Harley-Davidson and the assets of the subsidiaries of Harley-Davidson, taken as a whole, to one or more “persons” (as that term is defined in the indenture), other than Harley-Davidson or one of its subsidiaries and other than any such transaction or series of related transactions where holders of Voting Stock of Harley-Davidson outstanding immediately prior thereto hold voting stock of the transferee person representing a majority of the voting power of the transferee person’s voting stock immediately after giving effect thereto.

Notwithstanding the foregoing, a transaction will not be deemed to be an HDI Change of Control if (1) Harley-Davidson becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of Harley-Davidson immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“HDI Change of Control Triggering Event” means the occurrence of both an HDI Change of Control and a Below Investment Grade Rating Event. Notwithstanding anything to the contrary, no HDI Change of Control Triggering Event will be deemed to have occurred in connection with any particular HDI Change of Control unless and until such HDI Change of Control has actually been consummated.

“Investment Grade Rating” means a rating equal to or higher than Baa3 by Moody’s (or its equivalent under any successor rating category of Moody’s), BBB− by S&P (or its equivalent under any successor rating category of S&P) and BBB− by Fitch (or its equivalent under any successor rating category of Fitch), and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch and (2) if any of Moody’s, S&P or Fitch (or in each case any replacement thereof appointed pursuant to this definition) ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined under Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for Moody’s, S&P and/or Fitch, as the case may be; provided that we shall give notice of any such replacement to the trustee.

“S&P” means S&P Global Ratings, a division of S&P Global Inc. and its successors.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act), as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The definition of HDI Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of “all or substantially all” of the assets of Harley-Davidson and the assets of its subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of such phrase under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase that holder’s notes as a result of the sale, transfer, conveyance or other disposition of less than all of the assets of Harley-Davidson and the assets of its subsidiaries, taken as a whole, to one or more persons may be uncertain. Further, the terms of the notes may permit Harley-Davidson and us to engage in certain significant corporate events that would not constitute an “HDI Change of Control” that would require us to make an offer to repurchase the notes. Although a change in the composition of the Board of Directors of Harley-Davidson may be a consequence of events constituting an “HDI Change of Control” under the terms of the notes, changes in the composition of the Board of Directors of Harley-Davidson independent of any other triggering event will not alone constitute an “HDI Change of Control” under the terms of the notes.

Our obligation to purchase the notes following an HDI Change of Control Triggering Event is subject to the provisions described under the “Description of Notes—Defeasance or Covenant Defeasance” in the accompanying offering memorandum.

Covenants
The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of the Guarantor to incur certain liens and to merge or consolidate. We have summarized certain of the terms and conditions of the notes below. This summary supplements the description of the general terms and conditions of the notes under the caption “Description of Notes—Certain Covenants” in the accompanying offering memorandum and, to the extent this summary is inconsistent with such description, replaces and supersedes such description. This summary of certain provisions applicable to the notes does not purport to be complete and is subject to all of the provisions of the indenture and the notes. You should read the indenture and the notes, copies of which are available from us upon request.

Limitation on Liens
As long as any of the notes are outstanding, neither we nor the Guarantor will, nor will we or it permit any of our or its respective Subsidiaries to, issue or assume any Indebtedness secured by a Lien upon any of our or its respective Property or the Property of our or its respective Subsidiaries without in any such case effectively providing concurrently with the issuance or assumption of any such Indebtedness that the notes (together with, if we or it, as applicable, shall so determine, any other of our or its Indebtedness or the Indebtedness of our or its respective Subsidiaries ranking equally with the notes then existing or thereafter created) shall be secured equally and ratably with such Indebtedness. The restrictions set forth in the immediately preceding sentence will not, however, apply if the aggregate amount of Indebtedness issued or assumed by us or the Guarantor and our or its respective Subsidiaries and so secured by Liens, together with all other Indebtedness of us or the Guarantor and our or its respective Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to such restrictions, but not including Indebtedness permitted to be secured under clauses (1) through (15) of the immediately following paragraph, does not at the time such secured Indebtedness is incurred exceed 15% of the applicable Consolidated Net Tangible Assets.

The restrictions set forth above shall not apply to Indebtedness secured by:

(1)    Liens existing on the date of the original issuance of the notes;

(2)    Liens on any Property of any company existing at the time such company becomes a Subsidiary of us or the Guarantor, which Liens are not created in contemplation of such company becoming a Subsidiary of us or the Guarantor;

(3)    Liens on any Property existing at the time such Property is acquired by us or the Guarantor or by a Subsidiary of us or the Guarantor, or Liens to secure the payment of all or any part of the purchase price of such Property upon the acquisition of such Property by us or the Guarantor or a Subsidiary of us or the Guarantor or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such Property and the date such Property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Liens to secure any Indebtedness incurred for the purpose of financing the cost to us or the Guarantor or to a Subsidiary of us or the Guarantor of improvements to such acquired Property or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of construction of the Property subject to such Liens;

(4)    Liens securing any Indebtedness of us or a Subsidiary of us or the Guarantor owing to us or the Guarantor or to another Subsidiary of us or the Guarantor;

(5)    Liens created in connection with a securitization or other asset-based financing;

(6)    Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith;

(7)    statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith;

(8)    Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds;

(9)    Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of us or the Guarantor or any Subsidiary of us or the Guarantor;

(10)    Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against us, the Guarantor or any of our or its respective Subsidiaries;

(11)    Liens arising from leases, subleases or licenses granted to others which do not interfere in any material respect with the business of us or the Guarantor or any Subsidiary of us or the Guarantor;

(12)    any interest or title of the lessor in the Property subject to any operating lease (as determined in accordance with GAAP as in effect as of December 1, 2018), entered into by us, the Guarantor or any of our or its respective Subsidiaries in the ordinary course of business;

(13)    Liens, if any, in connection with any sale/leaseback transaction;

(14)    Liens on assets pledged in respect of Indebtedness that has been redeemed, defeased and/or discharged in accordance with the provisions thereof through the deposit of cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness); and

(15)    any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (1)—(14); provided, however, that such new Lien is limited to the Property (or type of Property) which was subject to the prior Lien immediately before such extension, renewal or replacement, and provided, further, that the principal amount of Indebtedness secured by the prior Lien immediately before such extension, renewal or replacement is not increased.

Events of Default
The following constitute Events of Default with respect to the notes under the indenture:

(1)    neither we nor the Guarantor pays any interest upon or any additional amounts payable in respect of any interest on any of the notes when such interest or additional amounts become due and payable, and continuance of such default for a period of 30 days; or

(2)    neither we nor the Guarantor pays all or any part of the principal of and premium, if any, on, any of the notes as and when the same shall become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise; or

(3)    neither we nor the Guarantor pays or satisfies any sinking fund payment, if any, with respect to the notes as and when the same shall become due and payable by the terms of the notes, and continuance of such default for a period of 30 days; or

(4)    we or the Guarantor fails to perform or observe any covenant or agreement in the indenture or the notes (while such covenant or agreement is effective) and such failure shall continue uncured for more than thirty (30) days after there has been given to us and the Guarantor by the trustee or to us, the Guarantor and the trustee by holders of at least 25% in outstanding principal amount of the notes a written notice specifying such failure and requiring it to be remedied; or

(5)    the support agreement shall have been terminated or revoked or Harley-Davidson refuses to perform or otherwise breaches any of its obligations contained in the support agreement, or the support agreement or any provision thereof otherwise becomes unenforceable for any reason unless, prior to such termination, revocation, refusal to perform, breach or unenforceability, each of Standard & Poor’s, Moody’s and any other nationally recognized statistical rating organization then rating the notes at our request confirms that the rating assigned to the notes by such rating agency immediately prior to such termination, revocation, refusal to perform, breach or unenforceability will not be downgraded as a result of such termination, revocation, refusal to perform, breach or unenforceability of the support agreement; or

(6)    an event of default, as defined in any of our mortgages, indentures or instruments under which there may be issued, or by which there may be secured or evidenced, any of our or the Guarantor’s Indebtedness or any of our or its respective Subsidiaries’ Indebtedness that has resulted in the acceleration of such Indebtedness in a principal amount of at least $150,000,000, and such acceleration has not been rescinded or annulled within a period of 30 days after there has been given to us and the Guarantor by the trustee or to us, the Guarantor and the trustee by holders of at least 25% in aggregate principal amount of the outstanding notes a written notice specifying such default and requiring it to be remedied; or

(7)    certain events of bankruptcy, insolvency or reorganization involving us, the Guarantor or any of our or its respective Material Subsidiaries or, so long as the support agreement shall continue in full force and effect for the benefit of the notes, Harley-Davidson; or

(8)    one or more final judgments for the payment of money shall be rendered against us or the Guarantor or any of our or its respective Material Subsidiaries in an aggregate amount in excess of $150,000,000 (excluding the amount thereof covered by third-party insurance) and such judgment shall remain undischarged and unstayed for more than 60 days; or

(9) any other Event of Default provided in or pursuant to the indenture with respect to the notes.

If an Event of Default (other than an Event of Default based on an event of our bankruptcy, insolvency or reorganization) shall occur and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the notes outstanding may, by written notice to us and the Guarantor (and to the trustee if given by the holders), declare the principal of, premium, if any, and accrued and unpaid interest and additional amounts, if any, on all notes outstanding to be immediately due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest will be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal, premium or interest) may be waived by the holders of a majority in aggregate principal amount of notes then outstanding. If an Event of Default due to our bankruptcy, insolvency or reorganization occurs, all unpaid principal, premium, if any, and interest in respect of the notes will automatically become due and payable without any declaration or other act on the part of the trustee or any holder.

In addition, in the event an Event of Default with respect to the notes occurs and is continuing, the trustee may, and shall, upon receipt (1) of a written direction from holders of not less than 25% aggregate principal amount of the notes outstanding, which direction shall include a certification on which the trustee may conclusively rely that we have not pursued, or are not pursuing, our rights under the support agreement in a prompt or otherwise diligent manner, and (2) from such holders of indemnity satisfactory to the trustee against the cost, expenses and liabilities to be incurred in compliance with such direction, enforce, on behalf of the holders and on its own behalf, the obligations of Harley-Davidson to us under the support agreement (an “Enforcement Event”). If (a) the trustee for 60 days after receipt of such request and offer of indemnity has failed to institute such enforcement action, (b) no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the notes, and (c) a holder has given written notice of the occurrence of an Enforcement Event, then such holder of the outstanding notes shall have the right to enforce our rights under the support agreement.
Notice and Declaration of Defaults.
So long as the notes remain outstanding, we will be required to furnish annually to the trustee an officers’ certificate as to such officers’ knowledge of our and the Guarantor’s compliance with all conditions and covenants under the indenture, as determined without regard to any period of grace or requirement of notice provided under the indenture. In addition, we will notify the trustee of any event of default or any event which, with notice or the lapse of time, would constitute an event of default, promptly after and in any case within five business days after one or more of our specified officers becomes aware of such event. We will also be required to furnish to the trustee copies of specified reports filed by us or the Guarantor with the Securities and Exchange Commission (the “SEC”). We or the Guarantor, as applicable, will be deemed to have delivered such filings on the date on which they are filed for public availability on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system).

The indenture provides that the trustee will give to the holders of the notes notice of any default under the indenture as and to the extent provided by the Trust Indenture Act of 1939, as amended. The trustee or the holders of 25% in aggregate principal amount of the outstanding notes may declare the notes immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period. In some cases, the holders of a majority in principal amount of the notes then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest on or additional amounts payable in respect of the notes, including sinking fund payments.

If a specified event of bankruptcy, insolvency, reorganization or other similar law occurs and is continuing, then the principal amount of the outstanding notes and any accrued and unpaid interest thereon and any additional amounts, if any, with respect thereto will immediately become due and payable without any declaration or other act on the part of the trustee or any holder.

Actions upon Default.
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default with respect to any issuance of notes occurs and is continuing, the indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the notes outstanding unless the holders have offered to the trustee indemnity satisfactory to the trustee. The right of a holder to institute a proceeding with respect to the indenture is subject to conditions precedent including notice and indemnity to the trustee.

The holders of a majority in principal amount of the notes outstanding in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the indenture. The trustee may decline to follow any such direction if the trustee determines, on the advice of counsel, that the action or proceeding may not be lawfully taken or would be materially and unjustly prejudicial to the rights of holders not joining in the direction or if the trustee determines that the action or proceeding would involve the trustee in personal liability or if the trustee determines that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of holders of the notes of all series not joining in the giving of such direction, it being understood that the trustee will have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee security or indemnity satisfactory to the trustee against costs, expenses and liabilities which may be incurred thereby.

Certain Definitions

Set forth below are certain defined terms used in the indenture and the notes. Reference is made to the indenture and the notes for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP as in effect as of December 1, 2018; and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation determined in accordance with GAAP as in effect as of December 1, 2018; and the stated maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“GAAP” means, with respect to any computation required or permitted under the indenture or under resolutions of our board of directors or an officers’ certificate establishing a series of notes, any indenture supplemental thereto or any notes, such accounting principles as are generally accepted in the United States for domestic companies at the date of such computation as reasonably determined by us; provided, however, that, notwithstanding any other provision in the indenture or the notes to the contrary (except for the purpose of preparing financial statements in accordance with GAAP), the determination of whether a lease constitutes a finance lease, on the one hand, or an operating lease, on the other hand, shall be determined by reference to GAAP as in effect as of the date hereof without giving effect to any amendments to GAAP that may be adopted thereafter.

“Indebtedness” means, with respect to any Person, (without duplication) (a) any liability of such Person (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit, or (2) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation arising in connection with the acquisition of any businesses, properties or assets of any kind, but excluding any earnout obligation) if and to the extent any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (other than a trade payable or a current liability arising in the ordinary course of business), or (3) for the payment of money relating to any Capital Lease Obligations; (b) any liability of others described in the preceding clause (a) that the Person has guaranteed or that is otherwise its legal liability; (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above; and (d) in the case of any Subsidiary, the aggregate preference in respect of amounts payable on the issued and outstanding shares of preferred stock of such Subsidiary in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of preferred stock that are owned by the Guarantor or any Subsidiary thereof).

“Lien” means any mortgage, pledge, lien, security interest, charge or other encumbrance or similar preferential arrangement (including any conditional sale or other title retention agreement or lease in the nature thereof other than a title retention agreement in connection with the purchase of goods in the ordinary course of business which is outstanding for not more than 90 days).

“Material Subsidiary” means, as to any Person, any Domestic Subsidiary of such Person with consolidated shareholders’ equity equal to or greater than 5% of the consolidated shareholders’ equity of such Person (as of the end of the most recent fiscal quarter for which such Person’s financial statements have been issued), or net income (for the period of four consecutive fiscal quarters then most recently ended for which such Person’s financial statements have been issued and during which the consolidated net income of such Person was not a loss), after elimination of intercompany items, equal to or greater than 10% of consolidated net income (for such period) of such Person.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Property” means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

“Subsidiary” means (i) any Person more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

Guarantee
The Guarantor will fully, unconditionally and irrevocably guarantee our obligations under the indenture and the notes on an unsecured and unsubordinated basis. The obligations of the Guarantor under the Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Credit Support
We are party to an existing support agreement with Harley-Davidson under which Harley-Davidson agrees to provide financial support to us, if required, to maintain our fixed-charge coverage ratio at no less than 1.25 and a minimum net worth of $40.0 million. The support agreement does not constitute a guarantee by Harley-Davidson of our payment on the notes or any of our other obligations or liabilities. See “Description of Notes—Credit Support” in the accompanying offering memorandum.

Book Entry Procedures
All interests in the notes will be subject to the operations and procedures of DTC and, where interests in the notes are held through Euroclear or Clearstream, Luxembourg as a participant in DTC, will also be subject to the operations and procedures of Euroclear or Clearstream, Luxembourg, as applicable. We provide summaries of these operations and procedures in the accompanying offering memorandum solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We and the Agents are not responsible for those operations or procedures.

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OFFERING MEMORANDUM                            CONFIDENTIAL
HARLEY-DAVIDSON FINANCIAL SERVICES, INC.
Medium-Term Notes
Due Nine Months or More from Date of Issue
Payment of Principal, Premium, if any, and Interest
Fully and Unconditionally Guaranteed by Harley-Davidson Credit Corp.

[Information omitted]
The date of this offering memorandum is June 6, 2024.
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